Exhibit 10.22

Certain identified information has been omitted from this exhibit because it is not material and of the type that the registrant treats as private or confidential.

[***] indicates that information has been omitted.

DEVELOPMENT AND OPTION AGREEMENT BETWEEN ACUITAS THERAPEUTICS, INC. AND

GREENLIGHT THERAPEUTICS INC.

Development and Option Agreement

by and between

ACUITAS THERAPEUTICS, INC.

and

GREENLIGHT BIOSCIENCES INC.

dated

August 24, 2020

TABLE OF CONTENTS

1.	DEFINITIONS		2

2.	GOVERNANCE		11

	2.1	Management	11

	2.2	Joint Development Committee	11

3.	THE PROGRAM		13

	3.1	Program Generally	13

	3.2	FTEs	18

	3.3	Program Records, Reports and Materials	19

	3.4	Program Licenses	22

4.	RESERVED TARGETS		22

	4.1	Generally	22

	4.2	Reserved Target List, Restricted Target List and Target Notices	23

	4.3	Expiration of Pre-Existing Restrictions	24

	4.4	Fees	25

5.	GREENLIGHT LICENSE OPTIONS		25

	5.1	Option	25

	5.2	GreenLight’s Exercise of Option	26

6.	OWNERSHIP OF PROGRAM TECHNOLOGY		27

	6.1	Disclosure of LNP Know-How	27

	6.2	Ownership	28

	6.3	Assignment	28

	6.4	Prosecution and Maintenance	29

	6.5	Patent Enforcement and Defense	30

7.	CONFIDENTIALITY		30

	7.1	Confidential Information	30

	7.2	Restrictions	31

	7.3	Exceptions	31

	7.4	Permitted Disclosures	32

	7.5	Return of Confidential Information	32

	7.6	Publications	33

	7.7	Patents	33

	7.8	Terms of this Agreement; Publicity	33

8.	WARRANTIES; COVENANTS; LIMITATIONS OF LIABILITY; INDEMNIFICATION		33

	8.1	Representations and Warranties	33

	8.2	Additional Representations and Warranties of Acuitas	34

i

	8.3	Disclaimers	35

	8.4	No Consequential Damages	35

	8.5	Performance by Others	35

	8.6	Indemnification	36

9.	TERM AND TERMINATION		38

	9.1	Term	38

	9.2	Termination by GreenLight	39

	9.3	Termination by Acuitas	39

	9.4	Termination Upon Bankruptcy	40

	9.5	Effects of Termination	40

	9.6	Survival	40

10.	MISCELLANEOUS		41

	10.1	Dispute Resolution	41

	10.2	Invoices and Payments	43

	10.3	Relationship of Parties	43

	10.4	Compliance with Law	43

	10.5	Governing Law	43

	10.6	Counterparts; Facsimiles	43

	10.7	Headings	43

	10.8	Further Assurances	44

	10.9	Binding Effect	44

	10.10	Assignment	44

	10.11	Notices	44

	10.12	Amendment and Waiver	45

	10.13	Severability	45

	10.14	Entire Agreement	45

	10.15	Force Majeure	45

ii

List of Exhibits

Exhibit 1.1	Patents in the Acuitas Background Technology

Exhibit 1.64	Form of Non-Exclusive License Agreement

Exhibit 4.2(c)	Form of Target Notice

iii

Development and Option Agreement

This Development and Option Agreement (this “Agreement”), dated as of August 24, 2020 (the “Effective Date”), is made by and between GreenLight Biosciences Inc., a Delaware corporation, (“GreenLight”) and Acuitas Therapeutics Inc., a British Columbia corporation (“Acuitas”). Each of GreenLight and Acuitas may be referred to herein as a “Party” or together as the “Parties.”

WHEREAS, Acuitas has expertise and intellectual property relating to the development of LNP Technologies (as defined below);

WHEREAS, GreenLight has expertise and intellectual property relating to gene editing therapeutics, including [***]s (as defined below) and [***]s (as defined below); and

WHEREAS, the Parties believe that certain proprietary Acuitas Technology (as defined below) could be useful for the formulation and delivery of GreenLight’s proprietary [***]s; and

WHEREAS, the Parties are interested in the development of products incorporating Acuitas Technology and GreenLight Technology (as defined below), and Acuitas wishes to grant to GreenLight, and GreenLight wishes to obtain, an option to obtain a license under the Acuitas Technology to develop and commercialize one or more specific products of GreenLight, all in accordance with the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the amount and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	DEFINITIONS

The following terms and their correlatives will have the following meanings:

1.1 “Acuitas Background Technology” means any and all Know-How intellectual property rights including but not limited to patented and unpatented LNP Technology that is owned or Controlled by Acuitas (a) as of the Effective Date, or (b) developed by Acuitas outside of the scope of this Agreement, and in each case necessary or useful for the conduct of the Workplan and/or the research, development, manufacturing and commercialization of Licensed Products. The Patents in the Acuitas Background Technology as of the Effective Date are listed in Exhibit 1.1 attached hereto, which shall be updated from time to time.

1.2 “Acuitas Confidential Information” has the meaning set forth in Section 7.1. 1.3

1.3 “Acuitas Indemnitees” has the meaning set forth in Section 8.6(b).

1.4 “Acuitas Sole Technology” means, without regard to inventorship, all Technology (other than Workplan Data) that arises out of development conducted under the Workplan that is solely an Improvement of Acuitas Background Technology and does not incorporate or consist of GreenLight Background Technology or an Improvement to the GreenLight Background Technology.

1.5 “Acuitas Technology” means the Acuitas Background Technology and the Acuitas Sole Technology. For the avoidance of doubt, any LNP or component thereof that is proprietary to Acuitas and provided by or on behalf of Acuitas to GreenLight shall be Acuitas Background Technology and, therefore, Acuitas Technology under this Agreement.

1.6 “Acuitas Workplan Leader” has the meaning set forth in Section 2.1.

1.7 “Affiliate” of a person or entity means any other person or entity which (directly or indirectly) is controlled by, controls or is under common control with such person or entity. For the purposes of this definition, the term “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) as used with respect to an entity will mean (a) in the case of a corporate entity, direct or indirect ownership of voting securities entitled to cast more than fifty percent (50%) of the votes in the election of directors or (b) in the case of a non-corporate entity, direct or indirect ownership of more than fifty percent (50%) of the equity interests with the power to direct the management and policies of such entity, provided that if local Law restricts foreign ownership, control will be established by direct or indirect ownership of the maximum ownership percentage that may, under such local Law, be owned by foreign interests.

1.8 “Agreement” has the meaning set forth in the Preamble.

1.9 “Antibody Product” means any product primarily intended to provide passive immune protection against a specific disease-causing organism.

1.10 “Calendar Quarter” means the respective periods of three (3) consecutive calendar months ending on March 31, June 30, September 30 and December 31.

1.11 “Collaboration Partner” means any Third Party to whom GreenLight wishes to disclose Acuitas Confidential Information or transfer Acuitas Technology or Materials provided by Acuitas to GreenLight, who is a Third-Party licensee or assignee of GreenLight Technology and subject to the requirements of Section 3.1(h).

1.12 “Concurrent Reserved List Limits” has the meaning set forth in Section 4.2(e). 1.13

1.13 “Confidential Information” has the meaning set forth in Section 7.1.

1.14 “Contract Research Organization” means an entity in the business of providing specialized research, development and manufacturing services on behalf of a Party on a fee for service basis.

1.15 “Contract Year” will refer to the twelve (12)-month period beginning on the Effective Date and on each anniversary thereafter during the Term.

1.16 “Control” or “Controlled” means, with respect to a particular Technology, a Party owns or has a license to use or practice such Technology and has the right to grant a license or sublicense to such Technology without violating the terms of any agreement with any Third Party and without owing any milestone, royalty or other monetary obligations to a Third Party under the terms of any agreement with such Third Party.

1.17 “Diligent Efforts” means, with respect to the efforts to be expended by each Party with respect to any activity set forth in the Workplan, active and sustained efforts to conduct the applicable activity, or to attempt to achieve the applicable requirement or goal, in a prompt and expeditious manner, as is reasonably practicable under the circumstances consistent with the Workplan (including the level of FTE funding and budget for out-of-pocket and Third Party contractors set forth therein) and the terms of this Agreement.

1.18 “Disclosing Party” has the meaning set forth in Section 7.1.

1.19 “Donor DNA Sequence” means [***] and [***], all variants of such [***].

1.20 “Effective Date” has the meaning set forth in the Preamble.

1.21 “Escrow Agent” means a partner with Seed Intellectual Property Law Group, 701 Fifth Avenue, Suite 5400, Seattle, WA 98104 as an independent Third-Party escrow agent or such other independent Third-Party designated by Acuitas and reasonably acceptable to GreenLight, .

1.22 “Executive Officers” has the meaning set forth in Section 2.2(d).

1.23 “Expression Construct” means any [***] and any associated [***], including any [***]. The term “Expression Construct” also includes the chemistry of natural and non-natural nucleic acids, and other chemical modifications associated [***].

1.24 “Field of Use” means human therapeutic or prophylactic applications.

1.25 “Formulated Product” means any product produced by Acuitas in accordance with the Workplan that incorporates [***], in each case formulated with Acuitas Technology.

1.26 “Formulated Product Fee” means the fees to be charged by Acuitas for supply of Formulated Product to GreenLight under this Agreement, which fees are set forth in the Workplan and will include FTE Costs and Third-Party costs for materials used in the Formulated Product or its manufacture.

1.27 “FTE” means the work of a full-time person for one year, or more than one person working the equivalent of a full-time person for one year, where “full-time” is determined by the standard practices in the biopharmaceutical industry in the geographic area in which such personnel are working, but means 1840 hours per year, in the performance of the Works and Services, including scientific management oversight as reasonably required.

1.28 “FTE Costs” mean the actual FTEs employed by Acuitas in the conduct of the Works and Services multiplied by an annual rate per FTE equal to [***]. Such FTE Costs represent reimbursement for all costs of FTEs in providing the Works and Services (including salaries, benefits, lab supplies, reagents, equipment and overhead, as well as other G&A costs).

1.29 “Genome Edit(ing)” means to correct, modify, insert, delete, inactivate or repair the expression of a Human Genome Target for human therapeutic or prophylactic applications.

1.30 “[***]” means a construct consisting of one or more [***]. For the avoidance of doubt, each [***] (i) may, but shall not be required to, [***] (whether or not formulated with Acuitas Technology) and (ii) will be defined by the specific combination of one or more [***], and each different combination of the foregoing will be a different [***].

1.31 “Genome Editing Protein Target” means a Protein Target that is intended to Genome Edit a Human Genome Target.

1.32 “GMP” means current good manufacture practices as defined under regulations promulgated by the U.S. Food and Drug Administration.

1.33 “GreenLight Background Technology” means any and all Know-How and intellectual property rights including but not limited to patented and unpatented proprietary GreenLight Genome Editing Technology and/or GreenLight Vaccine and Antibody Technology owned or controlled by GreenLight and used in the conduct of the Workplan. Notwithstanding the foregoing, GreenLight Background Technology shall not include any Patent that claims [***]and includes data generated under the TEA or which is enabled by, or conceived as a result of, the TEA.

1.34 “GreenLight Confidential Information” has the meaning set forth in Section 7.1.

1.35 “GreenLight Indemnitees” has the meaning set forth in Section 8.6(a).

1.36 “GreenLight Genome Editing Technology” means all Technology that is owned or Controlled by GreenLight as of the Effective Date or during the term of this Agreement and in each case relates to [***]s.

1.37 “GreenLight Sole Technology” without regard to inventorship, all Technology (other than Workplan Data) that arises out of development conducted under the Workplan and is solely an Improvement to the GreenLight Background Technology and that does not incorporate or consist of an Improvement to the Acuitas Background Technology or an Improvement to the Acuitas Background Technology.

1.38 “GreenLight Technology” means GreenLight Background Technology and GreenLight Sole Technology. For the avoidance of doubt, any [***]that is proprietary to GreenLight (for avoidance of doubt shall not include any Patent that includes data generated under the TEA or which is enabled by, or conceived as a result of, the TEA) and provided by or on behalf of GreenLight to Acuitas shall be GreenLight Background Technology and, therefore, GreenLight Technology under this Agreement.

1.39 “GreenLight Vaccine and Antibody Technology” means all Technology that is owned or Controlled by GreenLight as of the Effective Date or during the term of this Agreement and in each case relates to [***].

1.40 “GreenLight Workplan Leader” has the meaning set forth in Section 2.1.

1.41 “Guide RNA” means one or more [***].

1.42 “Human Genome Target” means

(a) a naturally occurring human gene, including all coding, non-coding and regulatory regions thereof, as identified by the applicable transcript identifier (i.e., NCBI Refseq transcript ID), gene identifier (i.e., NCBI Refseq Gene ID), gene name and synonyms and nucleotide sequence coordinates, gene transcript and nucleotide sequence;

(b) any naturally occurring non-coding region of the human genome including, but not limited to, transcriptional regulatory elements, non-protein coding RNA and intergenic regions;

(c) a gene encoded by any nucleotide sequence of a human pathogen residing in a human cell in vivo; or

(d) any gene which is not covered by subclause (a) or (b) above, together with any variants of such gene, including the wild type and naturally occurring mutant and allelic variants, provided however that any such variant (i) encodes a protein with substantially similar mechanism of action and biological activity to the protein product of the original (reference) gene and (ii) has a coding region with eighty-five percent (85%) sequence identity to the coding region of the original (reference) gene.

For clarity, a nucleotide sequence may be considered to encode a protein regardless of whether such sequence contains a start codon.

1.43 “Improvement” means, with respect to proprietary Acuitas Background Technology or the proprietary GreenLight Background Technology (as applicable) arising out of the conduct the Workplan, any improvement, enhancement, or derivative of such Technology.

1.44 “Indemnification Claim Notice” has the meaning set forth in Section 8.6(c).

1.45 “Indemnified Party” has the meaning set forth in Section 8.6(c).

1.46 “Insolvency Legislation” has the meaning set forth in Section 9.4.

1.47 “JDC” has the meaning set forth in Section 2.2(a).

1.48 “JDC Deadlock” has the meaning set forth in Section 2.2(d).

1.49 “Joint Confidential Information” has the meaning set forth in Section 3.3(b)(v).

1.50 “Joint IP” means, without regard to inventorship, Technology that arises out of the Workplan that constitutes an Improvement to and/or incorporates or relies upon both the Acuitas Technology and the GreenLight Technology.

1.51 “Know-How” means all Materials and all confidential and proprietary information including commercial, technical, scientific and other know-how and information, trade secrets, knowledge, technology, methods, processes, practices, formulae, instructions, skills, techniques, procedures, experiences, ideas, technical assistance, designs, drawings, assembly procedures, computer programs, specifications, data and results (including biological, chemical, pharmacological, toxicological, pharmaceutical, physical and analytical, preclinical, clinical, safety, manufacturing and quality control data and know-how, including study designs and protocols), in all cases, provided such information is confidential and proprietary, and regardless of whether patentable, in written, electronic or any other form now known or hereafter developed.

1.52 “Law” or “Laws” means all laws, statutes, rules, regulations, orders, judgments or ordinances having the effect of law of any federal, national, multinational, state, provincial, county, city or other political subdivision.

1.53 “Licensed Antibody Product” means any product that [***]or utilizes any Acuitas Technology. If a given protein, e.g., an antibody, comprises separated amino acid-chains, or a given Antibody comprises multiple antibodies, [***], such product would be considered as one Licensed Antibody Product. Licensed Antibody Products may consist of [***] each of which is reserved pursuant to Article 4.

1.54 “Licensed Product” means [***]. For the avoidance of doubt, the term Licensed Product in respect of a given Target encompasses all variants of such Target, including the wild types, naturally occurring variants, engineered variants [***] (for example, mutated versions, derivatives or fragments) and [***]thereof, provided, however, that any such naturally occurring variant, engineered variant or [***]possesses substantially similar biological activity to such Target(s) ([***]).

1.55 “Licensed Genome Editing Product” means [***]or utilizes, any Acuitas Technology. [***].

1.56 “Licensed Technology” means LNP Technology Controlled by Acuitas or its Affiliates, as of the Effective Date or generated or obtained during the Term (including the Acuitas Background Technology, Acuitas Sole Technology and Acuitas’ interest in any Joint IP) necessary or useful for the research, development, manufacture, use or sale of a Licensed Product.

1.57 “Licensed Vaccine Product” means any product that [***] or utilizes any Acuitas Technology. If [***], such product would be considered as one Licensed Vaccine Product. Licensed Vaccine Products may consist of multiple [***] each of which is reserved pursuant to Article 4.

1.58 “LNP” means lipid nanoparticles.

1.59 “LNP Technology” means any Technology that claims, embodies or incorporates delivery systems (and components thereof) for molecular therapies based on or incorporating LNPs.

1.60 “Losses” has the meaning set forth in Section 8.6(a).

1.61 “Materials” means any tangible chemical or biological material, including any compounds, [***], clones, cells, and any expression product, progeny, derivative or other improvement thereto, along with any tangible chemical or biological material embodying any Know-How.

1.62 “[***]” means any mRNA that [***]. The term “[***]” also includes the chemistry of natural and non-natural nucleic acids, and other chemical modifications associated with such mRNA and associated non-coding sequences.

1.63 “Non-Exclusive License Agreement” means a non-exclusive license agreement in the form attached hereto as Exhibit 1.64.

1.64 “Option” has the meaning set forth in Section 5.1.

1.65 “Option Exercise Fee” means (i) for the first Licensed Product for which the Option is exercised, [***], (ii) for the second Licensed Product for which the Option is exercised [***] and (iii) for the third Licensed Product for which the Option is exercised [***].

1.66 “Option Limit” has the meaning set forth in Section 5.1(b).

1.67 “Option Notice” has the meaning set forth in Section 5.2(a).

1.68 “Party” and “Parties” have the meaning set forth in the Preamble.

1.69 “Patent(s)” means an (a) issued patent, a patent application and a future patent issued from any such patent application, (b) a future patent issued from a patent application filed in any country worldwide which claims priority from a patent or patent application included in (a), (c) any additions, divisions, continuations, continuations-in-part, invention certificates, substitutions, reissues, reexaminations, extensions, registrations, utility models,

1.70 supplementary protection certificates and renewals based on any patent or patent application under (a) or (b), but not including any rights that give rise to regulatory exclusivity periods (other than supplementary protection certificates, which will be treated as “Patents” hereunder), and (d) any counterpart of any patent or patent application under (a), (b) or (c) filed in any country worldwide.

1.71 “Permitted Subcontractor” has the meaning set forth in Section 3.1(i).

1.72 “Pre-Existing Restrictions” means, with respect to a particular Target as of the date of the applicable Target Notice, that (a) Acuitas or its Affiliates are precluded from granting GreenLight a non-exclusive license under the Acuitas Technology (as set forth in this Agreement) due to a conflicting grant of rights (or an outstanding option to obtain such a grant of rights) or covenant to a Third Party with respect to such Target pursuant to a bona fide written agreement that is executed in good faith in the ordinary course of business prior to the date of the Target Notice for such Target that is still in effect on such date or (b) such Target has been internally reserved by Acuitas.

1.73 “Primary Antibody Target” means the designated primary Protein Target of a Licensed Antibody Product. Each other Protein Target encoded for in Licensed Antibody Product will be termed an “Additional Antibody Target”.

1.74 “Primary Vaccine Target” means the designated primary Protein Target of a Licensed Vaccine Product. Each other Protein Target encoded for in the Licensed Vaccine Product will be termed an “Additional Vaccine Target”.

1.75 “Project” has the meaning set forth in Section 3.1(b).

1.76 “Program” means the program of activities using Acuitas Technology for the development of Licensed Products [***] that the Parties engage in under this Agreement pursuant to the Workplan.

1.77 “Protein Target” means either (a) any naturally occurring protein encoded by a specific gene locus, as identified by the applicable transcript identifier [***] gene name and synonyms and DNA sequence coordinates and the applicable amino acid sequence, together with all variants of such protein, including the wild type, naturally occurring variants, engineered variants wherein modifications to the native amino acid sequence have been introduced (for example, mutated versions, derivatives or fragments), and species homologs and orthologs thereof, provided however that any such naturally occurring variant, engineered variant, or species homo log or ortholog possesses substantially similar mechanism of action and biological activity to the naturally occurring human protein (for example immunogenicity in case of antigens) and has more than eighty-five percent (85%) amino acid sequence identity to the reference amino acid sequence; or (b) any protein that is not covered by subclause (a) above (together with any variants, mutated versions, derivatives or fragments of such protein, provided that any such variant, mutated version, derivative or fragment that both possesses substantially similar mechanism of action and biological activity as such protein) and has greater than eighty-five percent (85%) sequence identity to a reference amino acid sequence provided by GreenLight to the Escrow Agent pursuant to this subclause (b). For clarity, in the case of a Genome Editing Protein Target, substantially similar mechanism of action and biological activity means that any variants, mutated versions, derivatives or fragments of such protein Genome Edit the same Human Genome Target at the same site. If a Protein Target such as an antibody comprises separate amino acid chains that might be delivered as separate [***]s, such separate amino acid chains will be a single Protein Target for the purposes of this definition. In the case where the Protein Target is Influenza haemagglutinin or Influenza neuraminidase, GreenLight may submit multiple amino acid sequences for multiple variants of such Protein Targets each in the form set forth as Exhibit 4.2(c) to the Escrow Agent in accordance with Section 4 [***]to the Escrow Agent in accordance with Section 4 and all such sequences will constitute a single Protein Target for the purposes hereof.

1.78 “Receiving Party” has the meaning set forth in Section 7.1.

1.79 “Records” has the meaning set forth in Section 3.3(a).

1.80 “Reserved Target” means a Target with respect to which GreenLight shall have delivered to the Escrow Agent a Target Notice and that is deemed to be added to the Reserved Target List in accordance with Section 4.2(d)(ii). A Target that is removed from or replaced on the Reserved Target List pursuant to Section 4.2 will no longer be deemed a Reserved Target. For avoidance of doubt, the term Reserved Target includes all variants of such Target set forth within the definition of Target.

1.81 “Reserved Target List” means collectively, the list of all Reserved Targets. 1.80 “Restricted Target List” has the meaning set forth in Section 4.2(b).

1.82 “Target” means, collectively, a Genome Editing Protein Target, a Guide RNA, a Donor DNA Sequence, a Human Genome Target, a Primary Vaccine Target and any Additional Vaccine Targets, a Primary Antibody Target and any associated Additional Antibody Targets, as the case may be each, as identified in the appropriate nomination form.

1.83 “Target Notice” has the meaning set forth in Section 4.2(c).

1.84 “Target Reservation and Maintenance Fees” means the annual fees set forth in Section 4.4(a).

1.85 “Target Acceptance Notice” has the meaning set forth in Section 4.2(d)(ii). 1.85 “Target Rejection Notice” has the meaning set forth in Section 4.2(d)(i). 1.86 “Target Response Notice” has the meaning set forth in Section 4.2(d). 1.87 “Technology” means collectively Patents and Know-How.

1.86 “Technology Access Fee” has the meaning set forth in Section 3.4(d).

1.87 “Technology Evaluation Agreement” or “TEA” has the meaning set forth in Section 3.1(a).

1.88 “Technology Maintenance Fee” has the meaning set forth in Section 3.4(e).

1.89 “Term” has the meaning set forth in Section 9.1.

1.90 “Territory” means worldwide.

1.91 “Third Party” means any person or entity other than GreenLight, Acuitas and their respective Affiliates.

1.92 “Third Party Claims” has the meaning set forth in Section 8.6(a).

1.93 “Vaccine Product” means any product primarily intended to elicit an adaptive immune response in the recipient against a specific disease-causing organism or malignancy as the result of presentation of antigen(s) associated with the disease-causing organism or malignancy

1.94 “Workplan” has the meaning set forth in Section 3.1(a).

1.95 “Workplan Data” means the results of studies using Formulated Product conducted in accordance with the Workplan or the TEA. For avoidance of doubt, the results of LNP formulation studies conducted by Acuitas, and [***] and [***] studies conducted by GreenLight, which in each case support the Formulated Product studies but which are conducted without the use of Formulated Product will not be Workplan Data.

1.96 “Workplan Leaders” has the meaning set forth in Section 2.1.

1.97 “Works and Services” means the activities to be performed by Acuitas or GreenLight, as applicable, pursuant to the Workplan.

2.	GOVERNANCE

2.1 Management. Management of the Program activities will be under the responsibility of [***], Chief Scientific Officer, for Acuitas (the “Acuitas Workplan Leader”), and [***], Pre Clinical Lead,for GreenLight (the “GreenLight Workplan Leader,” and together with the Acuitas Workplan Leader, the “Workplan Leaders”). Each Workplan Leader will be the primary point of contact for the other Party on all matters relating to the Program activities.

2.2 Joint Development Committee.

(a) Development Committee. As soon as practicable, the Parties will establish a joint development committee, comprised of up to two (2) representatives of GreenLight and up to two (2) representatives of Acuitas (the “JDC”). One such representative from each Party will be such Party’s Workplan Leader. Each Party may replace its Workplan Leader and other JDC representatives at any time upon written notice to the other Party, provided, however, that each Party shall use reasonable efforts to ensure continuity on the JDC. With the consent of the other Party (which will not be unreasonably withheld, conditioned or delayed), each Party may invite non-voting employees and consultants to attend JDC meetings, subject to their agreement to be bound to the same extent as a Permitted Subcontractor under Section 3.1(i).

(b) Meetings. During the Term, the JDC shall meet each Calendar Quarter by teleconference, videoconference or in person unless agreed otherwise by the JDC representatives. The JDC will have a quorum if at least one (1) representative of each Party is present or participating. Each Party will be responsible for all of its own expenses of participating in the JDC meetings. The Parties will endeavor to schedule meetings of the JDC at least two (2) weeks in advance. The Parties will alternate in preparing the meeting agenda, with GreenLight preparing the first meeting agenda, and the Party that was responsible for preparing the meeting agenda will prepare and circulate for review and approval by the other Party written minutes of such meeting within fifteen (15) days after such meeting. The Parties will agree on the minutes of each meeting promptly, but in no event later than thirty (30) days after such meeting.

(c) Responsibilities. The JDC will oversee and supervise the overall performance of the Workplan and within such scope will:

(i) review the efforts of the Parties in the performance of the Workplan and allocate those resources for the Workplan committed by Acuitas (FTE Costs and external costs) hereunder;

(ii) revise and approve any revisions to the Workplan, or confirm that no revisions are necessary, on a regular basis and in any event before the start of each Calendar Quarter during the Term;

(iii) form such other committees as the JDC may deem appropriate, provided that such committees may make recommendations to the JDC but may not be delegated JDC decision-making authority;

(iv) address such other matters (A) relating to the activities of the Parties under the Workplan as either Party may bring before the JDC, (B) that are delegated to the JDC under this Agreement, or (C) as may be mutually agreed by the Parties from time to time; and

(v) attempt to resolve any disputes within the scope of the JDC’s authority on an informal basis.

(d) Decision-making. The JDC will make decisions only by consensus with each Party having collectively one (1) vote. In the event the JDC is unable to reach agreement as to a matter within the JDC’s jurisdiction within fifteen (15) days after it has first met and attempted to reach agreement (such event, a “JDC Deadlock”), upon the written request of a Party, such matter will be referred to a senior executive of each Party that is not on the JDC (the “Executive Officers”) (or their designees, provided that such designee is not on the JDC and has decision-making authority on behalf of such Party), who will attempt in good faith to resolve such JDC Deadlock by negotiation and consultation for a fifteen (15) day period following receipt of such written notice. If, despite such efforts, agreement on a particular matter cannot be reached by the Executive Officers within such fifteen (15) day period, then GreenLight shall have the final decision-making authority with respect to such JDC Deadlock, subject to Section 3.1(c).

(e) Limits on JDC Authority. Each Party will retain the rights, powers and discretion granted to it under this Agreement and no such rights, powers, or discretion will be delegated to or vested in the JDC unless such delegation or vesting of rights is expressly provided for in this Agreement or the Parties expressly so agree in writing. The JDC will not have the power to amend, modify or waive compliance with this Agreement (other than as expressly permitted hereunder).

3.	THE PROGRAM

3.1 Program Generally. The Parties will jointly conduct the Program. It is intended that Acuitas will be responsible for the lipid chemistry and LNP formulation and characterization work, [***]. It is intended that upon completion of the Workplan activities with respect to a particular Licensed Product, the Parties will have optimized the formulation for such Licensed Product such that GMP activities can be initiated by GreenLight upon exercise of an Option with respect to that Licensed Product.

(a) Workplan Preparation. The development activities to be undertaken by the Parties with respect to each Reserved Target will be described in a detailed written development plan (the “Workplan”). The initial Workplan will be finalized within three (3) months of the Effective Date and shall be deemed to include the activities undertaken by the Parties pursuant to the Technology Evaluation Agreement dated April 17, 2020 (“Technology Evaluation Agreement” or “TEA”) between the Parties (whether or not TEA activities are fully set forth in such Workplan) and will cover the initial twelve (12) months of the Program and will be attached hereto as Exhibit 3.1(a) once finalized.

(b) Workplan Contents. The goal of the Workplan and the Program will be to evaluate and produce LNP formulations that are safe and efficacious for delivery of [***] to advance the development of [***]. Work on each individual Target is hereinafter referred to as a “Project.” GreenLight may terminate a “Project” in advance of its completion upon thirty (30) days’ prior written notice to Acuitas, indicating whether or not GreenLight intends to replace it with another Target. GreenLight’s obligation to pay the Target Reservation and Maintenance Fee or other fees, if any, for abandoned Targets shall terminate upon abandonment. GreenLight shall be obligated to pay a Target Reservation and Maintenance Fee for each replacement Target. All activities using Acuitas Technology will be limited to Reserved Targets and will be only as set forth in the Workplan. The Workplan will include, for each Project: (i) all activities to be undertaken by each Party with respect to the Program, including Acuitas’ manufacture and supply of Formulated Product at scales and quality sufficient for preclinical non-human primate testing and pilot scale manufacturing, (ii) a detailed budget of the FTE activities, FTE Costs and out-of-pocket costs to be incurred by Acuitas for which GreenLight will reimburse Acuitas in connection with the performance of the Works and Services, (iii) the Materials to be provided by one Party to the other Party, (iv) the specifications, quantity and delivery date for the Formulated Product to be manufactured and supplied by Acuitas, and (v) the projected timelines for completion of all activities set forth therein. The Workplan will be comprehensive and include all activities using the Acuitas Technology by both Parties undertaken under both the TEA and the Agreement, including any preclinical or other activities outsourced to Third Parties to be undertaken prior to GreenLight exercising an Option for a Non-Exclusive License Agreement. No Acuitas Technology or Formulated Product will be used by GreenLight outside of the Workplan prior to GreenLight exercising an Option for a Non-Exclusive License Agreement and then only to the extent permitted under the Non-Exclusive License Agreement.

(c) Amendments to the Workplan. The Workplan will be reviewed as necessary at each meeting of the JDC, and at any other time upon the reasonable request of either Party, and will be modified in a manner that is consistent with the requirements for the Workplan set forth in Section 3.1(b) and otherwise at the direction of the JDC to reflect material scientific (and other) developments. Each Calendar Quarter, the JDC will update the Workplan to cover at least the subsequent twelve (12) months of the Program in detail or confirm that no updates are necessary. In all events, the Workplan will be consistent and not conflict with the terms of this Agreement, and in the event of any conflict between the Workplan and this Agreement, the terms of this Agreement will control. The Workplan may be amended by the JDC to accelerate, decelerate, add or remove activities thereunder, including reducing or eliminating Acuitas’ responsibilities for an activity thereunder; provided, that Acuitas’ written consent is required in order to make (i) a material change to the Workplan that significantly accelerates or decelerates the planned Acuitas activities and requires allocation by Acuitas of FTEs significantly greater than or less than (i.e., change of more than twenty five percent (25%)) those provided for in the Workplan or (ii) make a material change to the Formulated Product Fees, Formulated Product requirements, delivery dates or specifications. Acuitas shall use commercially reasonable efforts and cooperate with GreenLight to comply with GreenLight’s requests. GreenLight may not exercise its final decision-making authority to amend the Workplan to include any activities that conflict with Pre-Existing Restrictions.

(d) Obligations Under the Workplan. During the Term, each Party will perform the Works and Services in a professional manner and in accordance with the Workplan and all applicable Laws, and Acuitas will use Diligent Efforts and GreenLight will use commercially reasonable efforts to meet the objectives and timelines set forth therein. Neither Party shall knowingly employ (or use a subcontractor that employs) any individual or entity debarred by the FDA or its successor agency (or subject to a similar sanction of any other regulatory authority), or any individual or entity which is the subject of an FDA debarment investigation or proceeding (or similar proceeding of any other regulatory authority), in the performance of the Works and Services. It is understood that the activities and goals of the Workplan are experimental and that successful results cannot be guaranteed. The Parties will otherwise conduct the Program on the terms and conditions set forth in this Agreement and in accordance with the Workplan. Each Party will cooperate with and provide reasonably requested nonfinancial support to the other Party in such other Party’s performance of its responsibilities under the Workplan. In addition to the reporting obligations set forth in Section 3.3(b), each Party will keep the other Party reasonably informed of such Party’s activities under the Workplan through the JDC or as otherwise reasonably requested by the other Party.

(e) Supply of Formulated Product. Acuitas will use Diligent Efforts to manufacture and supply GreenLight with Formulated Product as set forth in the Workplan and GreenLight will pay to Acuitas the Formulated Product Fee for such Formulated Product. GreenLight will use the Formulated Product solely for research purposes in laboratory animals and/or in vitro studies as set forth in the Workplan and will not use Formulated Product in humans. The Formulated Product will be manufactured and supplied by Acuitas (i) in accordance with the specifications set forth in the Workplan, (ii) in compliance with applicable Laws, and (iii) by the mutually agreed delivery date. No Formulated Product will be used outside of the Workplan. GreenLight will not perform any chemical analysis or testing of Formulated Product except as set forth in the Workplan and specifically will not attempt to determine the lipid composition or lipid structures or in any way seek to reverse-engineer any Formulated Product. Further GreenLight will not provide any Formulated Product to a Third Party unless previously approved by Acuitas in writing, subject to Sections 3.1(h) and 3.1(i) herein.

(f) Technology Transfer to Contract Manufacturing Organization. Prior to GreenLight’s exercise of an Option for a Licensed Product, Acuitas will be responsible for the [***], including analytical testing and documentation for all Licensed Products directed to Reserved Targets. Following the completion of the Workplan for a Licensed Product and execution of a Non-Exclusive License Agreement, Acuitas will promptly (and in any event within ninety (90) days following designation by GreenLight of an applicable cGMP contract manufacturing organization (together with GreenLight as a manufacturer, for purposes of this Section 3.1(f), a “CMO”), provided such CMO is able to support this timeline) initiate the conduct of a single technology transfer of Know-How relating to the then-current formulation process, raw materials supply, and analytical characterization for the manufacture of such Licensed Product to a CMO determined by GreenLight and subject to Acuitas’ prior written consent, which will not be unreasonably withheld, conditioned or delayed. Acuitas will exercise Diligent Efforts to enable the CMO to manufacture such Licensed Product. Initiation of such technology transfer will be determined by GreenLight and will be for the then current formulation of the Licensed Product. For clarity, the then current formulation of the Licensed Product shall mean a single LNP formulation previously tested by GreenLight in accordance with the Workplan and as determined by GreenLight. Once the Licensed Product formulation is transferred to a CMO, GreenLight will assume responsibilities for future manufacturing of Licensed Product. Acuitas will provide ongoing technical support including assistance with any IND filings if requested by GreenLight with such support reimbursed on a time, materials and FTE basis.

(g) Payment for External Expenses. On a Calendar Quarter-by-Calendar Quarter basis, GreenLight will reimburse Acuitas for any reasonable external costs that are incurred by Acuitas in connection with performing the Works and Services in accordance with the Workplan and Workplan budget, provided that such external costs have been specified in the Workplan or, if agreed by the JDC, are promptly added to the Workplan. Acuitas will send a reasonably detailed invoice to GreenLight no later than fifteen (15) days after the end of each Calendar Quarter, which invoice shall include a detailed summary of and reasonable documentation for all such external costs. GreenLight agrees to pay undisputed amounts in each such invoice within forty-five (45) days of GreenLight’s receipt thereof. Except for such reimbursement of external costs and GreenLight’s payments to Acuitas with respect to FTE Costs as set forth in Section 3.2, each Party will bear its own costs of performing the Workplan. For clarity, GreenLight shall not be responsible for reimbursing Acuitas for external costs to the extent that such costs exceed the budgeted amount for such costs in the Workplan for the applicable time period.

(h) Collaboration Partners. GreenLight may conduct parts of the Program together with a Third Party other than as set forth in subsection (i) below (Permitted Subcontracting); provided that such Third Party is (x) a sublicensee of GreenLight Technology being used in the Program and GreenLight has obtained the prior written consent of Acuitas (not to be unreasonably withheld, conditioned or delayed) and the Third Party, upon GreenLight’s receipt of such written consent, shall be deemed to be a Collaboration Partner hereunder. Acuitas will refuse to consent to a Third Party that GreenLight wishes to use as a Collaboration Partner if such Third Party is actively developing and/or commercializing LNP Technology and Acuitas reasonably determines that such Third Party is a competitor of Acuitas and such refusal will be deemed reasonable. GreenLight shall provide written notice to Acuitas of its execution of each agreement with a Collaboration Partner. GreenLight will ensure that each Collaboration Partner is subject to terms and conditions consistent with the terms and conditions in this Agreement (i) protecting and limiting use and disclosure of Confidential Information and Materials and Know-How, and (ii) requiring such Collaboration Partner and its personnel to assign to GreenLight right, title and interest in and to Patents and Know-How created, conceived, developed or reduced to practice in connection with the performance of activities in accordance with this Agreement sufficient to give full effect to the provisions of Articles 6 and 7. For avoidance of doubt, breach of any of the terms or conditions of this Agreement by a Collaboration Partner shall be a breach by GreenLight.

(i) Permitted Subcontracting. Each Party may subcontract activities to be performed under the Workplan to any of its Affiliates, subject to the Affiliate’s compliance with the terms and conditions of this Agreement including Article 6 and Article 7 below. In addition, each Party may subcontract its activities to be performed under the Workplan to an academic, non-profit or other institution, or a Contract Research Organization (“Permitted Subcontractor”). Any such Permitted Subcontractor will have entered into a written agreement with the subcontracting Party that includes terms and conditions protecting and limiting use and disclosure of Confidential Information and Materials and Know-How at least to the same extent as under this Agreement, and requiring such Permitted Subcontractor and its personnel to assign to the subcontracting Party right, title and interest in and to Patents and Know-How and Materials created, conceived, developed or reduced to practice in connection with the performance of subcontracted activities in accordance with this Agreement to give full effect to the provisions of Article 6 and Article 7. Any such subcontracting activities will be described in the reports for the Program required by Section 3.3(b).

3.2 FTEs.

(a) Generally. Acuitas will perform the Works and Services under the Workplan and as part of the Program. The actual number of Acuitas FTEs committed to work on the Program at any particular point in time will be set forth in the Workplan. The Parties will prepare the Workplan, which will determine the number of Acuitas FTEs to be funded each year, subject to Section 3.1(c). Notwithstanding anything to the contrary set forth herein, in no event will (i) Acuitas be required to devote any FTEs to the conduct of the Program other than those funded by GreenLight or (ii) GreenLight be required to fund more than the actual number of FTEs devoted by Acuitas to the Workplan.

(b) FTEs. Acuitas shall ensure that those individuals selected by Acuitas to perform the Works and Services and otherwise support the activities to be undertaken by Acuitas pursuant to the Workplan will have sufficient scientific expertise, skill, training and competency to perform the proposed work and have similar skills, training and competency as those FTEs employed by Acuitas to perform work on Acuitas’ internal programs and for Third Parties. In the event that GreenLight has concerns regarding the selection of an individual to perform the Works and Services or other activities under this Agreement, the Parties will discuss such concerns in good faith through the JDC.

(c) FTE Costs. GreenLight will fund Acuitas FTEs based on the number of hours actually worked by such FTEs, so long as not in excess of the hours set forth in the Workplan. GreenLight will reimburse Acuitas for FTE Costs on a Calendar Quarter-by-Calendar Quarter basis. Acuitas will send a reasonably detailed invoice to GreenLight no later than fifteen (15) days after the end of each Calendar Quarter, which invoice shall include a summary of all activities by the name of each individual, number of hours devoted by each such individual, and Works and Services type/activity performed by each such individual during such Calendar Quarter. GreenLight agrees to pay undisputed amounts in each such invoice within forty-five (45) days of GreenLight’s receipt thereof.

3.3 Program Records, Reports and Materials.

(a) Records. Each Party will maintain, or cause to be maintained, records of its activities under the Program in sufficient detail and in good scientific manner appropriate for scientific, Patent and regulatory purposes, which will properly reflect all work included in the Program, including pursuant to the TEA, (“Records”) for a period of at least ten (10) years after the creation of such Records or such longer period required by applicable Laws. GreenLight will have the right to request and receive a copy of any such Records maintained by Acuitas and Acuitas will have the right to request and receive a copy of any such Records maintained by GreenLight to the extent such Records are required by Acuitas to exercise its rights under this Agreement.

(b) Data and Program Reports. Acuitas and GreenLight will share with one another through the JDC the Workplan Data. The Parties will not share with each other Confidential Information or Know-How relating to their Background Technologies or the Acuitas Sole Technology or GreenLight Sole Technology, respectively, including, in the case of Acuitas, LNP formulation information, except as provided in Section 3.1(f).

(i) Acuitas shall not disclose any Workplan Data to any Third Party provided however for avoidance of doubt, Acuitas may use Workplan Data (i) in connection with the filing of patent applications for Acuitas Sole Technology (subject to Section 6.4 and provided no GreenLight Confidential Information is disclosed) and (ii) for internal research and development purposes and (iii) as set forth in Section 7.

(ii) GreenLight may use Workplan Data for any purpose other than commercial exploitation of a product (so long as no Acuitas Confidential Information is disclosed); without limiting the generality of the foregoing, GreenLight may use Workplan Data for research and development activities and for regulatory and patent filings for GreenLight Sole Technology and Joint IP (subject to Section 6.4 and provided no Acuitas Confidential Information is disclosed), including in preparation for commercial exploitation. In addition, GreenLight may disclose Workplan Data to other Third Parties so long as no Acuitas Confidential Information is disclosed; provided that following GreenLight’s exercise of an Option, GreenLight may also use such Workplan Data with respect to the Licensed Product that is the subject of the Option exercise as set forth in the Non-Exclusive License Agreement.

(iii) In addition, GreenLight or Third Parties working with GreenLight may use Workplan Data to publish in academic journals and present at symposia or professional meetings so long as they do not disclose any Acuitas Confidential Information.

(iv) During the Term, each Party will furnish to the JDC a summary written report within thirty (30) days after the end of each Calendar Quarter describing its progress under the Workplan and evaluating such work in relation to the goals of the Workplan as well as provide such other information as reasonably requested by the JDC. Within thirty (30) days following expiration or earlier termination of this Agreement, each Party will furnish to the JDC a final summary written report.

(v) All Workplan Data, and reports generated pursuant to this Section 3.3(b), constitute Confidential Information of both Acuitas and Greenlight (such Workplan Data and reports together with Joint IP being collectively, the “Joint Confidential Information”), provided that Workplan Data and reports generated pursuant to this Section 3.3(b): (i) by Acuitas, in each case that solely disclose Acuitas Technology, constitute Acuitas Confidential Information; and (ii) by GreenLight in each case that solely disclose GreenLight Technology shall be GreenLight Confidential Information.

(c) Materials.

(i) Each Party will, during the Term, furnish to each other samples of Materials which comprise, embody or incorporate GreenLight Technology or Acuitas Technology only as expressly set forth in the Workplan. Acuitas will furnish to GreenLight the quantities of Formulated Product as set forth in the Workplan and will use commercially reasonable efforts to provide any additional quantities which will be required in performance of the Program. In addition, each Party will, upon the other Party’s reasonable written request, furnish to such other Party other samples of Materials which comprise, embody or incorporate GreenLight Technology or Acuitas Technology that are in such Party’s Control and are reasonable (both in quantity and identity) and useful for the other Party to carry out its responsibilities under the Workplan, provided (A) such Materials are reasonably and readily available in excess of the providing Party’s own requirements, and (B) supply of such Materials will not, in the providing Party’s reasonable judgment, (1) conflict with the providing Party’s internal or Third Party research programs, (2) conflict with the providing Party’s internal policies regarding such Materials, or (3) violate any agreement to which the providing Party is a party. Upon termination or expiration of this Agreement and unless such Material is the GMP ready formulation as set forth in Section 3.1(f) of a Licensed Product under a Non-Exclusive License Agreement (in which case GreenLight shall retain such Material), Materials will within three (3) months after such termination or expiration or the effective date of termination, be destroyed, unless otherwise agreed by the Parties. The provision of Materials hereunder by either Party will not constitute any grant, option or license under any Patents or Know-How, except as expressly set forth herein. Materials generated pursuant to the Workplan, including without limitation Formulated Product and Licensed Product, constitute Confidential Information of both parties, provided that Materials generated by Acuitas solely incorporating Acuitas LNP Technology constitute Acuitas Confidential Information and Materials generated by GreenLight solely incorporating GreenLight Technology constitute GreenLight Confidential Information.

(ii) Each Party will use such Materials only in accordance with the Workplan and otherwise in accordance with the terms and conditions of this Agreement. Except as otherwise specified in the Workplan or except with the prior written consent of the supplying Party, the Party receiving any Materials will not distribute or otherwise allow the release of Materials to any Third Party, except, with respect to either Party, to any Permitted Subcontractors under Section 3.1(i) and, with respect to GreenLight, to any Collaboration Partners. All Materials delivered to the receiving Party will remain the sole property of the providing Party and will be used in compliance with all applicable Laws and only to perform activities set forth in the Workplan. Neither Party will perform any chemical analysis or testing of, or seek to reverse-engineer, any Materials provided by the other Party, except to the extent set forth in the Workplan. The Materials supplied under this Agreement will be used with prudence and appropriate caution in any experimental work because not all of their characteristics may be known.

3.4 Program Licenses.

(a) By Acuitas. Subject to the terms and conditions of this Agreement, Acuitas hereby grants to GreenLight (and to its Affiliates) (i) a worldwide, non-exclusive, royalty-free license under the Acuitas Technology, solely to the extent necessary to enable GreenLight (and its Affiliates) to perform its activities set forth in the Workplan and for no other purpose, which license shall not include the right to grant sublicenses, except to permitted Collaboration Partners and Permitted Subcontractors in accordance with Sections 3.1(h) and 3.1(i).

(b) By GreenLight. Subject to the terms and conditions of this Agreement, GreenLight hereby grants to Acuitas a worldwide, non-exclusive, royalty-free license under the GreenLight Technology, solely to the extent needed to enable Acuitas to perform its activities set forth in the Workplan and for no other purpose. The foregoing license shall not include the right to grant sublicenses, except to Permitted Subcontractors in accordance with Section 3.1(i).

(c) No Other Licenses. No license or right is or will be created or granted hereunder by implication, estoppel or otherwise. All licenses and rights are or will be granted only as expressly provided in this Agreement.

(d) Technology Access Fee. Within thirty (30) days following the Effective Date and receipt of an invoice, GreenLight will pay to Acuitas a technology access fee equal to [***] (“Technology Access Fee”). Technology Access Fees are not reimbursable and will not be pro-rated, provided that if after good faith negotiations for a period of at least four (4) months the Parties have been unable to reach agreement to initiate Workplan activities on at least one Target, Acuitas shall prorate the Technology Access Fee for the period between the Effective Date and the initiation of Workplan activities.

(e) Technology Maintenance Fee. On each anniversary of the Effective Date during the Term, Acuitas will issue an invoice to GreenLight and, within thirty (30) days of GreenLight’s receipt of the invoice from Acuitas, GreenLight will pay to Acuitas a maintenance fee of [***] (“Technology Maintenance Fee”) for each of the three (3) Options that has not been exercised as a Non-Exclusive License Agreement prior to the Anniversary Date.

4.	RESERVED TARGETS

4.1 Generally. GreenLight shall have the right, but not the obligation, to non-exclusively reserve Targets for potential use in the Workplan, in accordance with this Article 4. GreenLight will select the Targets that will be the subject of the work performed as part of the Program from the Reserved Targets specified in accordance with this Article 4. Additionally, GreenLight shall have the right, but not the obligation, to exercise Options in accordance with this Article 4 and Article 5.

4.2 Reserved Target List, Restricted Target List and Target Notices.

(a) Escrow Agent. The Escrow Agent shall maintain in confidence the Restricted Target List and respond to GreenLight’s Target Notices and Option Notices on behalf of Acuitas. The Escrow Agent shall not inform Acuitas of any GreenLight Target Notices (that are not Option Notices), potential Reserved Targets, or Reserved Targets without GreenLight’s prior written consent. For the avoidance of doubt, the Escrow Agent shall not notify Acuitas if a potential Reserved Target has been rejected from the Reserved Target List under this Section 4.2. All costs and expenses incurred through the Escrow Agent will be borne by Acuitas.

(b) Pre-Existing Restrictions. Acuitas shall maintain, at the Escrow Agent, a current and up-to-date list of Targets that are subject to Pre-Existing Restrictions (the “Restricted Target List”). Such list will also identify the scope of the Pre-Existing Restrictions. Acuitas represents, warrants and covenants to GreenLight that (i) the Restricted Target List is and will at all times be accurate and (ii) neither Acuitas nor any of its Affiliates will grant any licenses, options or other rights in or to the Acuitas Technology that would preclude Acuitas from granting to GreenLight a non-exclusive license for each Reserved Target as set forth herein. The decision of the Escrow Agent with respect to the Targets subject to Pre-Existing Restrictions will be conclusive unless there is fraud on the part of Acuitas in which case GreenLight reserves all rights against Acuitas but absent fraud on the part of the Escrow Agent, GreenLight shall have no recourse against the Escrow Agent.

(c) Target Notices. If (i) GreenLight desires to add or remove a Target from the Reserved Target List, or (ii) GreenLight desires to exercise an Option for a Licensed Product, GreenLight will notify the Escrow Agent in writing of the same. Such notice will identify as applicable, in addition to the information relating to such proposed Targets set forth on the form of Target Notice attached hereto as Exhibit 4.2(c) (I) in the case of clause (i) above, whether GreenLight wishes to non-exclusively reserve such Target or remove such Target from the Reserved Target List, (II) in the case of clause (ii) above, if GreenLight wishes to exercise an Option, and if so, the information required under Section 5.2(a) (each such notice, a “Target Notice”). Each Target Notice in the case of clause (I) above will specify each Target and each Target Notice in the case of clause (II) above will specify: [***].

(d) Target Response Notices. The Escrow Agent, on behalf of Acuitas, will review each Target Notice provided by GreenLight and, within fifteen business (15) days of the Escrow Agent’s receipt of a Target Notice, the Escrow Agent will provide GreenLight with written notice that includes the following information (each such notice, a “Target Response Notice”):

(i) If, as of the date of GreenLight’s Target Notice for a Target, such Target is on the Restricted Target List and is listed as being subject to Pre-Existing Restrictions that restrict Acuitas from taking the action requested by GreenLight in the Target Notice, or if the action requested by GreenLight would exceed the applicable Concurrent Reserved List Limit or the Option Limit, then the Target Response Notice issued for such Target will so certify to GreenLight and will specify whether such applicable Target is subject to a Pre-Existing Restriction (such notice, a “Target Rejection Notice”). For clarity, the Target Rejection Notice will specify which Target is subject to a Pre-Existing Restriction.

(ii) If, as of the date of GreenLight’s Target Notice for a Target, such Target is not subject to any Pre-Existing Restrictions that would prevent the action requested by GreenLight in the Target Notice, and the action requested by GreenLight would not exceed the applicable Concurrent Reserved List Limit or the Option Limit, then such Target shall, consistent with the Target Notice, automatically be as of the date of the Target Notice (A) added or removed from the Reserved Target List on a non-exclusive basis, and (B) subject to the payment of the Option Exercise Fee, deemed to be subject to an Option exercised by GreenLight on a non-exclusive basis, and the Target Response Notice issued for the Targets included in the Licensed Product will certify the same to GreenLight (such notice, an “Target Acceptance Notice”). So long as a Target is on the Reserved Target List, Acuitas and its Affiliates shall be prohibited from granting any Third Party an exclusive (or an option to obtain such a grant of rights) or any other right, title or interest in, to or under the Acuitas Technology with respect to such Target.

(e) Concurrent Reserved List Limits. During the Term, GreenLight will have the right to reserve up to three (3) Protein Targets concurrently. For each Protein Target that is a Genome Editing Protein Target, GreenLight must reserve one (1) Human Genome Target, and optionally, may reserve up to five (5) Donor DNA Sequences and up to ten (10) Guide RNAs associated at any one time to be placed on the Reserved Target List. For each Protein Target that is a Primary Vaccine Target, GreenLight may reserve up to three (3) Additional Vaccine Targets to be placed on the Reserved Target List. For each Protein Target that is a Primary Antibody Target, GreenLight may reserve up to Three (3) Additional Antibody Targets to be placed on the Reserved Target List. The above limits are the “Concurrent Reserved List Limits”. Targets may be removed from the Reserved List, added to the Reserved List and/or replaced on the Reserved List at any time subject to the limitations on the Concurrent Reserved List Limits. The Concurrent Reserved List Limit for Protein Targets will be reduced by one for each Option exercised such that number of Reserved Protein Targets plus the number of Options exercised shall not exceed three (3).

(f) Minimum Target Reservation Requirement. GreenLight will elect and maintain at least one (1) Protein Target to be placed on the Reserved Target List at all times (“Minimum Target Reservation Requirement”).

4.3 Expiration of Pre-Existing Restrictions. If any Pre-Existing Restrictions identified in a Target Rejection Notice that precluded Acuitas from taking the action requested by GreenLight in a Target Notice later expire or otherwise are modified or terminate such that Acuitas is no longer precluded from taking the action requested by GreenLight in a Target Notice, the Escrow Agent will notify GreenLight of such event and GreenLight will have an option, for a period of thirty (30) days following delivery of such notice to GreenLight, to (a) add such Target to the Reserved Target List, or (b) exercise an Option with respect to a Licensed Product including such Target, in each case subject to the Concurrent Reserved List Limits and the Option Limit as applicable. For clarity, GreenLight will at all times thereafter have the right to provide a Target Notice for such Target to the Escrow Agent pursuant to Section 4.2(c) but such Target Notice will be subject to any intervening Pre-Existing Restrictions.

4.4 Fees.

In addition to the (i) Technology Access Fees in accordance with Section 3.4(d), (ii) Technology Maintenance Fees in accordance with Section 3.4(e), and (iii) Option Exercise Fees in accordance with Section 5.2(c), as applicable, GreenLight will pay Acuitas as follows for target reservation and maintenance.

(a) Target Reservation and Maintenance Fees. GreenLight will pay to Acuitas (i) [***]per Contract Year prorated on a monthly basis for each Genome Editing Protein Target, Primary Vaccine Target and /or Primary Antibody Target and [***] per Contract Year prorated on a monthly basis for each Additional Vaccine Target and Additional Antibody Target until such Target is removed from the Reserved Target List or GreenLight exercises an Option with respect to such Target. GreenLight may reserve one (1) Human Genome Target and up to five (5) Donor DNA Sequences and /or ten (10) Guide RNAs for each Human Genome Editing Target with no additional reservation fees. Target(s) removed from the Reserved Target List shall be available to Third Parties and the related payments will not be credited against any Option Exercise Fees, unless the same Target is re-nominated to the Reserved Target List. Acuitas will issue an invoice to GreenLight for each such payment due hereunder and each such payment will be due within thirty days (30) days after GreenLight’s receipt of the relevant invoice from Acuitas.

(b) Credit. The Target Reservation and Maintenance Fee for a Protein Target will be creditable up to [***]against the Option Exercise Fee payable if GreenLight exercises its Option for a Nonexclusive License for a Licensed Product directed to such Protein Target.

5.	GREENLIGHT LICENSE OPTIONS

5.1 Option. From the period commencing on the Effective Date and ending on the expiration of the Term, Acuitas hereby grants to GreenLight the options (each, an “Option”) set forth below. GreenLight’s Option is non-exclusive with respect to each combination of Reserved Targets included in a Licensed Product.

(a) Non-Exclusive License. On a Licensed Product by Licensed Product basis, an Option shall include the right to enter into a non-exclusive, worldwide, license, with a right to sub-license through multiple tiers, under the Licensed Technology to research, develop, make, have made, keep, use, sell, offer to sell, have sold, import, export and/or otherwise commercialize and exploit Licensed Products in the Field of Use in the Territory, and such other rights and licenses as are set forth in the Non-Exclusive License Agreement. The Option to obtain a non-exclusive license will be limited to Targets that are on the Reserved Target List at the time of exercise of the Option.

(b) Option Limit. GreenLight shall have the right to exercise Options with respect to a maximum of three (3) Licensed Products (the “Option Limit”).

(c) Form of Non-Exclusive License Agreement. The Non-Exclusive License Agreement shall be used for all licenses granted upon the exercise of an Option hereunder. Each Non-Exclusive License Agreement will grant rights for a Licensed Product that includes the Reserved Targets specified in the Option Notice.

5.2 GreenLight’s Exercise of Option. GreenLight may exercise each such Option by delivering to Acuitas an Option Notice and paying to Acuitas the Option Exercise Fee in accordance with this Section 5.2. If not exercised prior to the expiration of the Term, the Options granted to GreenLight under this Article 5 with respect to all Reserved Targets will terminate in full and will no longer be exercisable.

(a) (a) Option Notice. GreenLight has the right to deliver to the Escrow Agent, prior to the expiration of the Term, a Target Notice including the information set forth in Exhibit 4.2(c), as applicable, with respect to all Targets included in the Licensed Product for which GreenLight wishes to exercise an Option (each such Target Notice, an “Option Notice”). Each Option Notice for a Licensed Genome Editing Product will specify up to two (2) [***]s ([***]) and one (1) [***]. Each Option Notice for a Licensed Antibody Product will specify the [***]and up to three (3) [***]. Each Option Notice for a Licensed Vaccine Product will specify the [***]and up to three (3) [***]. GreenLight will submit one (1) Option Notice for each Licensed Product for which GreenLight wishes to exercise the Option and each Licensed Product will be defined by the Target(s) set forth in the Option Notice.

(b) Non-Exclusive License Agreement. Within fifteen (15) business days of the Escrow Agent’s receipt of an Option Notice, GreenLight and Acuitas will enter into a Non-Exclusive License Agreement using the form specified in Appendix 1.64 for the Licensed Products specified in the relevant Option Notice.

(c) Option Exercise Fee. Within ten (10) business days after entry into a Non-Exclusive License Agreement, Acuitas will issue an invoice to GreenLight for the Option Exercise Fee less any amounts creditable against such Option Exercise Fee for such Non-Exclusive License Agreement pursuant to Section 4.4(b). Each such payment will be due within thirty days (30) days after GreenLight’s receipt of such invoice from Acuitas. A separate Option Exercise Fee will be required for each Non-Exclusive License Agreement executed by the Parties in accordance with this Article 5.

6.	OWNERSHIP OF PROGRAM TECHNOLOGY

6.1 Disclosure of LNP Know-How. Notwithstanding anything to the contrary in this Agreement, Acuitas shall not disclose to GreenLight any Know-How within the Acuitas Technology without GreenLight’s prior written consent other than pursuant to a Non-Exclusive License Agreement following GreenLight’s exercise of an Option.

6.2 Ownership.

(a) GreenLight Owned Technology. As between the Parties, GreenLight will own all right, title and interest in and to the GreenLight Technology, including any generated pursuant to the TEA, all rights and obligations under which are now subject to this Agreement.

(b) Acuitas Owned Technology. As between the Parties, Acuitas will own all right, title and interest in and to the Acuitas Technology, including any generated pursuant to the TEA, all rights and obligations under which are now subject to this Agreement.

(c) Joint Technology. The Parties will jointly own any and all Joint IP, including any generated pursuant to the TEA, all rights and obligations under which are now subject to this Agreement. Each Party will have an undivided one-half interest in and to such Joint IP. Subject to the terms of this Agreement and any Non-Exclusive License Agreement, each Party will exercise its ownership rights in and to such Joint IP, including the right to license and sublicense or otherwise to exploit, transfer or encumber its ownership interest, without an accounting or obligation to, or consent required from, the other Party, but subject to the licenses in Section 3.4 and the other terms and conditions of this Agreement. At the reasonable written request of a Party, the other Party will in writing grant such consents and confirm that no such accounting is required to effect the foregoing regarding Joint IP.

(d) Assignment of Technology. Each Party, for itself and on behalf of its Affiliates, hereby assigns (and to the extent such assignment can only be made in the future, hereby agrees to assign), to the other Party (i) any Technology that is solely owned by such other Party under this Section 6.2, and (ii) a joint and undivided interest in and to all Joint IP. The Parties will reasonably cooperate to more fully document the rights of each Party as defined in this Section 6.2, including by executing all lawful papers and instruments, obtaining and executing necessary powers of attorney and assignments by the named inventors, making all rightful oaths and declarations and providing consultation and assistance as may be necessary.

6.3 Assignment. Each Party shall require, to the extent legally possible under relevant national or local Laws, all of its employees, Affiliates or any Third Parties working pursuant to this Agreement on its behalf, to assign or otherwise convey rights to such Party its right, title and interest in any invention or Patent conceived, reduced to practice, created or otherwise made in order to accomplish the ownership provisions set forth in this Article 6. Each Party shall be responsible for any compensation payable by such Party to its employees, Affiliates or any Third Parties working pursuant to this Agreement on its behalf.

6.4 Prosecution and Maintenance.

(a) General. As between the Parties and subject to the terms herein and in any Non-Exclusive License Agreement:

(i) GreenLight will have the sole right but not the obligation, at its expense, to prosecute and maintain Patents within the GreenLight Technology; provided that GreenLight will not use Workplan Data to file any patent application that discloses or claims any LNP Technology, without Acuitas’ advance written consent, which consent will not be unreasonably withheld, conditioned or delayed, and provided, further, that Acuitas may withhold its consent if, in Acuitas’ reasonable judgment, such filing could adversely affect any Patent that Acuitas plans to file or has filed and that is based upon or arose out of the subject matter of the Project. .

(ii) Acuitas will have the sole right but not the obligation, at its expense, to prosecute and maintain Patents within the Acuitas Technology; provided that Acuitas will not use the Workplan Data to file any patent application that discloses or claims any [***]of GreenLight, without GreenLight’s advance written consent, which consent will not be unreasonably withheld, conditioned or delayed, and provided, further, that GreenLight may withhold its consent if, in GreenLight’s reasonable judgment, such filing could adversely affect any Patent that GreenLight plans to file or has filed and that is based upon or arose out of the subject matter of the Project.

(iii) GreenLight shall have the first right, but not the obligation, at its expense, to prosecute and maintain Patents within the Joint IP. The Parties will enter into a joint patent prosecution, maintenance, enforcement and defense agreement with respect to any Joint IP. Subject to Section 7.1(b), Each Party will have the right to exploit (and sublicense) the Joint IP for all purposes without accounting to the other Party.

(iv) (iv) If either Party decides to use Workplan Data to prosecute a Patent, that will not be jointly owned by the Parties the filing Party will discuss with the non-filing Party whether to, on the same day, file a Patent to be jointly owned by GreenLight and Acuitas with claims to the relevant [***] or [***] formulated with Acuitas LNP Technology (the “GLB/Acuitas Joint Patent”) and shall delay filing of the solely owned Patent to allow same day filing, so that neither sole Patent nor the GLB/Acuitas Joint Patent shall constitute prior art to the other. GreenLight and Acuitas shall cooperate in good faith in the filing of all such GLB/Acuitas Joint Patents.

(b) Cooperation. Each Party will reasonably cooperate with the other Party in the prosecution and maintenance of the Patents governed by this Section 6.4. Such cooperation includes promptly executing all documents, or requiring inventors, subcontractors, employees and consultants to execute all documents, as reasonable and appropriate so as to enable the prosecution and maintenance of any such Patents in any country.

(c) Updates to Acuitas Technology. Upon request by GreenLight no more frequently than once every twelve (12) months Acuitas will notify GreenLight of Patents that are added to the Acuitas Technology following the Effective Date or any Patents that are no longer Acuitas Technology because they have been abandoned or discontinued in accordance with the terms of Section 6.4. Exhibit 1.1 shall be automatically updated to include any such added or deleted Patents.

6.5 Patent Enforcement and Defense.

(a) Notice. To the extent not in breach of an obligation of confidentiality, each Party will promptly notify, in writing, the other Party upon learning of any actual or suspected infringement of any Patents comprised in the Acuitas Technology by a Third Party, or of any claim of invalidity, unenforceability, or non-infringement of any Patents comprised in the Acuitas Technology, and will, along with such notice, supply the other Party with any evidence in its possession pertaining thereto.

(b) Enforcement. As between the Parties and subject to any Non-Exclusive License Agreement, Acuitas will have the sole right, but not the obligation, to seek to abate any infringement of the Patents comprised in the Acuitas Technology by a Third Party, or to file suit against any such Third Party for such infringement,. As between the Parties, GreenLight will have the sole right, but not the obligation, to seek to abate any infringement by a Third Party of the Patents comprised in the GreenLight Technology, or to file suit against any such Third Party for such infringement. .

(c) Defense. As between the Parties and subject to any Non-Exclusive License Agreement, Acuitas will have the sole right, but not the obligation, to defend against a declaratory judgment action or other action challenging any Patents comprised in the Acuitas Technology. As between the Parties, GreenLight will have the sole right, but not the obligation, to defend against a declaratory judgment action or other action challenging any Patents comprised in the GreenLight Technology.

7.	CONFIDENTIALITY

7.1 Confidential Information. Each Party (“Disclosing Party”) may disclose to the other Party (“Receiving Party”), and the Receiving Party may acquire during the course and conduct of activities under the Agreement, certain proprietary or confidential information of the Disclosing Party in connection with this Agreement. The term “Confidential Information” means the terms of this Agreement, all Confidential Information disclosed under the Confidentiality Agreement and the TEA, and all information of any kind, whether in written, oral, graphical, machine-readable or other form, whether or not marked as confidential or proprietary, that is disclosed or made available by or on behalf of the Disclosing Party to or on behalf of the Receiving Party in connection with this Agreement; provided, that (a) the Acuitas Background Technology and Acuitas Sole Technology will be considered the Confidential Information of Acuitas (all Confidential Information of Acuitas, the “Acuitas Confidential Information”), and the GreenLight Background Technology, GreenLight Sole Technology will be considered the Confidential Information of GreenLight (all Confidential Information of GreenLight, the “GreenLight Confidential Information”), (b) the Joint IP will be considered part of Joint Confidential Information.

7.2 Restrictions. During the Term and for ten (10) years thereafter, or with respect to any trade secret included in the Confidential Information for so long as such trade secret is protected under applicable Laws (provided, that Receiving Party has not publicly disclosed such trade secret in breach of its obligations under this Article 7), the Receiving Party will keep all Disclosing Party’s Confidential Information in confidence with the same degree of care with which Receiving Party holds its own confidential information, but in no event less than reasonable care. Receiving Party will not use Disclosing Party’s Confidential Information or Joint Confidential Information except for in connection with the performance of its obligations and exercise of its rights under this Agreement or any Non-Exclusive License Agreement. Receiving Party has the right to disclose Disclosing Party’s Confidential Information without Disclosing Party’s prior written consent to (a) Receiving Party’s Affiliates, and (b) each of Receiving Party’s employees, Permitted Subcontractors (subject to Section 3.1(i)) and Collaboration Partners, consultants or agents, in each case who have a need to know such Confidential Information in order to perform its obligations under and exercise its rights under this Agreement and who are under written obligations to comply with the restrictions on use and disclosure that are no less restrictive than those set forth in this Section 7.2. Receiving Party assumes responsibility for such persons maintaining Disclosing Party’s Confidential Information in confidence and using same only for the purposes described herein.

7.3 Exceptions. Receiving Party’s obligation of nondisclosure and the limitations upon the right to use the Disclosing Party’s Confidential Information will not apply to a specific portion of the Disclosing Party’s Confidential Information to the extent that Receiving Party can demonstrate that such portion: (a) was known to Receiving Party or any of its Affiliates prior to the time of disclosure by the Disclosing Party without obligation of confidentiality; (b) is or becomes public knowledge through no fault or omission of Receiving Party or any of its Affiliates; (c) is obtained on a non-confidential basis by Receiving Party or any of its Affiliates from a Third Party who ’is lawfully in possession thereof and under no obligation of confidentiality to Disclosing Party; or (d) has been independently developed by or on behalf of Receiving Party or any of its Affiliates without the aid, application or use of Disclosing Party’s Confidential Information as evidenced by written records.

7.4 Permitted Disclosures. Receiving Party may disclose Disclosing Party’s Confidential Information to the extent (and only to the extent) such disclosure is permitted under Section 7.1 or is reasonably necessary in the following instances:

(a) in order and to the extent required to comply with applicable Laws (including any securities Laws or the regulations or rules of a securities exchange applicable to Receiving Party) or with orders issued in connection with a legal or administrative proceeding;

(b) in connection with litigation between the Parties;

(c) in connection with filing, prosecuting and enforcing Patents in connection with Receiving Party’s rights and obligations pursuant to this Agreement, subject to Section 7.7;

(d) to acquirers, subject to Section 10.10, or permitted assignees, investment bankers, investors and lenders, including pursuant to a bona fide diligence review by potential acquirers, assignees, investment bankers, investors and lenders; and

(e) in the case of GreenLight, to actual and potential subcontractors and Collaboration Partners, but in case the Collaboration Partner is only a potential licensee, partner or assignee, only such information that is reasonably necessary or useful for the potential licensee, partner or assignee to evaluate the Technology of interest, including design of experiments conducted under the Workplan, data and results generated under the Workplan and LNP/Licensed Product manufacturing processes, but if a Non-Exclusive License Agreement has not been executed, excluding the particular chemical structure and formulation of any lipid nanoparticles (which excluded information may be disclosed to such potential licensee, partner or assignee upon Acuitas’ prior written consent); provided, that (1) where reasonably possible, Receiving Party will notify Disclosing Party of Receiving Party’s intent to make any disclosure pursuant to subsection (a) sufficiently prior to making such disclosure so as to assist and allow Disclosing Party adequate time to take whatever action it may deem appropriate to protect the confidentiality of the information to be disclosed, including obtaining an adequate protective order, and (2) with respect to subsections (c) and (d), each of those entities are required to comply with the restrictions on use and disclosure in Section 7.2 (other than investment bankers, investors and lenders, which must be bound prior to disclosure by commercially reasonable obligations of confidentiality).

7.5 Return of Confidential Information. Upon expiry or earlier termination of the Agreement, each Party will destroy or return (as shall be specified by the other Party) to the other Party all copies of the Confidential Information of the other Party; provided, that a Party may retain: (a) one copy of such Confidential Information for record-keeping purposes, for the sole purpose of ensuring compliance with this Agreement; (b) any copies of such Confidential Information as is required to be retained under applicable Laws; and (c) any copies of any computer records and files containing Confidential Information that have been created by such Party’s routine archiving/backup procedures, in each case provided that such copies are maintained in accordance with this Article 7. Notwithstanding the foregoing, if it exercises an Option, GreenLight may retain Acuitas’ Confidential Information to the extent reasonably necessary or useful for the exercise of its rights under the License Agreement.

7.6 Publications. Notwithstanding anything in this Agreement to the contrary, each Party shall be permitted to publish the results of the Program including Workplan Data (including that generated pursuant to the TEA) that constitute the other Party’s Confidential Information only with the prior written consent of the other Party,. Acuitas shall submit any proposed publication of the Workplan Data (to the extent not already published) to GreenLight for review and approval, which shall be in GreenLight’s sole discretion. GreenLight shall submit any proposed publication of the Workplan Data (to the extent not already published) to Acuitas for review as follows. Following receipt of the proposed publication by Acuitas, Acuitas will review and provide any objection to disclosure of Acuitas Confidential Information within thirty (30) days. GreenLight and Acuitas will each comply with standard academic practice regarding authorship of scientific publications and recognition of the contributions of other parties in any publications relating to studies conducted under the Workplan.

7.7 Patents. Except as expressly permitted under this Agreement, neither Party will file a patent application that includes or discloses the Confidential Information of the other Party, without the prior written consent of such other Party.

7.8 Terms of this Agreement; Publicity. The Parties agree that the material terms of this Agreement will be treated as Confidential Information of both Parties, and thus may be disclosed only as permitted by Sections 7.2 and 7.4. Except as required by applicable Laws (including any securities Laws or the regulations or rules of a securities exchange) or otherwise agreed by the Parties in writing, each Party agrees not to issue any press release or public statement disclosing information relating to the existence of this Agreement or the transactions contemplated hereby or the terms hereof without the prior written consent of the other Party, such consent not to be unreasonably withheld, conditioned or delayed.

8.	WARRANTIES; COVENANTS; LIMITATIONS OF LIABILITY; INDEMNIFICATION

8.1 Representations and Warranties. Each Party represents and warrants to the other as of the Effective Date that (a) it is a corporation duly organized, validly existing, and in good standing under the Laws of the jurisdiction in which it is incorporated, (b) it has the legal right and power to enter into this Agreement, to extend the rights, licenses and options granted or to be granted to the other in this Agreement, and to fully perform its obligations hereunder, (c) it has taken all necessary corporate action on its part required to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder, (d) this Agreement has been duly executed and delivered on behalf of such Party, and constitutes a legal, valid, and binding obligation of such Party that is enforceable against it in accordance with its terms, (e) the execution, delivery and performance of this Agreement by such Party does not violate any Law of any court, governmental body or administrative or other agency having jurisdiction over such Party, and (f) no government authorization, consent, approval, license, exemptions of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, under any applicable Laws currently in effect, is necessary for the transactions contemplated by this Agreement or for the performance of its obligations under this Agreement.

8.2 Additional Representations and Warranties of Acuitas. Acuitas hereby represents and warrants to GreenLight as of the Effective Date as follows:

(a) Impairment. Neither Acuitas nor any of its Affiliates has entered into as of the Effective Date any agreement or otherwise licensed, granted, assigned, transferred, conveyed or otherwise encumbered or disposed of any right, title or interest in or to any of its assets, including any Technology, that would in any way conflict with or impair the scope of any rights, licenses or options granted to GreenLight hereunder.

(b) Patents and Know-How. Exhibit 1.1 sets forth a complete and accurate list of all Patents included in the Acuitas Background Technology. Acuitas Controls the Acuitas Background Technology. All Acuitas inventors of the Acuitas Background Technology have validly assigned their rights to the Acuitas Background Technology to Acuitas. All personnel performing activities under the Workplan are under written obligations to assign to Acuitas any Technology arising from such activities. Acuitas is and will remain entitled to grant to GreenLight the licenses specified herein or under a Non-Exclusive License Agreement during the Term, to the Patents and the Know-How within the Acuitas Technology. To Acuitas’ knowledge, the Patents listed on Exhibit 1.1 have been diligently prosecuted and maintained in accordance with applicable Law. None of the Patents included in the Acuitas Background Technology listed on Exhibit 1.1 are or have been involved in any opposition, cancellation, interference, reissue or reexamination proceeding, and to Acuitas’ knowledge as of the Effective Date, no Acuitas Background Technology is the subject of any judicial, administrative or arbitral order, award, decree, injunction, lawsuit, proceeding or stipulation. As of the Effective Date, neither Acuitas nor any of its Affiliates has received any notice alleging that the Patents in the Acuitas Background Technology listed on Exhibit 1.1 are invalid or unenforceable, or challenging Acuitas’ ownership of or right to use the Acuitas Background Technology.

(c) Entire LNP Technology. The Acuitas Technology licensed to GreenLight under this Agreement or any Non-Exclusive License Agreement comprises all LNP Technology owned or Controlled by Acuitas that is necessary or useful for Formulated Products and Licensed Products.

(d) Encumbrances. Acuitas and its Affiliates are not subject to any payment obligations to Third Parties as a result of the execution or performance of this Agreement. As of the Effective Date, neither Acuitas nor any of its Affiliates has granted any liens or security interests on the Acuitas Background Technology, and the Acuitas Background Technology is free and clear of any mortgage, pledge, claim, security interest, covenant, easement, encumbrance, lien or charge of any kind.

(e) Defaults. The execution, delivery and performance by Acuitas of this Agreement and the consummation of the transactions contemplated hereby will not result in any violation of, conflict with, result in a breach of or constitute a default under any understanding, contract or agreement to which Acuitas is a party or by which it is bound, in each case as would reasonably be expected to have an adverse effect on the rights granted to GreenLight hereunder or under any Non-Exclusive License Agreement.

(f) Litigation. There is no action, suit, proceeding or investigation pending or, to the knowledge of Acuitas, currently threatened in writing against or affecting Acuitas that questions the validity of this Agreement, the right of Acuitas to enter into this Agreement or consummate the transactions contemplated hereby or that relates to the Acuitas Technology.

(g) Infringement. Neither Acuitas nor any of its Affiliates has received any notice of any claim, nor does Acuitas or its Affiliates have any knowledge of any basis for any claim, that any Patent, Know-How or other intellectual property owned or Controlled by a Third Party would be infringed or misappropriated by the practice of any Acuitas Technology in connection with the performance of the Workplan or the use of Acuitas Technology in connection with the production, use, research, development, manufacture or commercialization of any product as contemplated by a Non-Exclusive License Agreement. .

(h) Third Party Infringement. To Acuitas’ knowledge, no Third Party is infringing or has infringed any Patent within the Acuitas Technology or is misappropriating or has misappropriated any Know-How within the Acuitas Technology.

8.3 Disclaimers. Without limiting the respective rights and obligations of the Parties expressly set forth herein, each Party specifically disclaims any guarantee that the Program will be successful, in whole or in part. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, THE PARTIES MAKE NO REPRESENTATIONS AND EXTEND NO WARRANTY OF ANY KIND, EITHER EXPRESS OR IMPLIED.

8.4 No Consequential Damages. NOTWITHSTANDING ANYTHING IN THIS AGREEMENT OR OTHERWISE, NEITHER PARTY WILL BE LIABLE TO THE OTHER OR ANY THIRD PARTY WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT FOR ANY INDIRECT, PUNITIVE, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES; PROVIDED THAT THIS SECTION 8.4 WILL NOT APPLY TO BREACHES OF ARTICLES 6 OR 7 OR THE PARTIES’ INDEMNIFICATION RIGHTS AND OBLIGATIONS UNDER ARTICLE 8.

8.5 Performance by Others. The Parties recognize that each Party may perform some or all of its obligations under this Agreement through Affiliates, and/or Permitted Subcontractors in accordance with Section 3.1(i), as well as Collaboration Partners in accordance with Section 3.1(h); provided, however, that each Party will remain responsible and liable for the performance by its Affiliates and/or Permitted Subcontractors and/or Collaboration Partners and will cause its Affiliates and Permitted Subcontractors and Collaboration Partners to comply with the provisions of this Agreement in connection therewith.

8.6 Indemnification.

(a) Indemnification by Acuitas. Acuitas will indemnify GreenLight, its Affiliates and their respective directors, officers, employees, Third Party licensors, licensees, Permitted Subcontractors, Collaboration Partners and agents, and their respective successors, heirs and assigns (collectively, “GreenLight Indemnitees”), and defend and hold each of them harmless, from and against any and all losses, damages, liabilities, costs and expenses (including reasonable attorneys’ fees and expenses) (collectively, “Losses”) in connection with any and all suits, investigations, claims or demands of Third Parties (collectively, “Third Party Claims”) against the GreenLight Indemnitees to the extent arising from or occurring as a result of: (i) the breach by Acuitas of any provision of this Agreement; or (ii) any negligence or willful misconduct on the part of any Acuitas Indemnitee in the conduct of the Workplan;) except in each case (i)-(ii) to the extent GreenLight is obligated to indemnify an Acuitas Indemnitee in accordance with Section 8.6(b).

(b) Indemnification by GreenLight. GreenLight will indemnify Acuitas, its Affiliates and their respective directors, officers, employees and agents, and their respective successors, heirs and assigns (collectively, “Acuitas Indemnitees”), and defend and hold each of them harmless, from and against any and all Losses in connection with any and all Third Party Claims against Acuitas Indemnitees to the extent arising from or occurring as a result of: (i) the breach by GreenLight of any provision of this Agreement; or (ii) any negligence or willful misconduct on the part of any GreenLight Indemnitee in the conduct of the Workplan; or (iii) any alleged infringement or misappropriation of Patents or other intellectual property rights by Acuitas in the conduct of the Workplan based solely on Acuitas’ use of GreenLight Technology as permitted hereunder in the performance of the Program (excluding, for clarity, infringement of Acuitas Technology used by Acuitas in the performance of the Workplan), except in each case (i)-(iii) to the extent Acuitas is obligated to indemnify GreenLight in accordance with Section 8.6(a).

(c) Notice of Claim. All indemnification claims provided for in subsections (a) and (b) above will be made solely by such Party to this Agreement (the “Indemnified Party”). The Indemnified Party will promptly notify the indemnifying Party (the “Indemnifying Party”) in writing of any Losses or the discovery of any fact upon which the Indemnified Party intends to base a request for indemnification under subsections (a) or (b) above (each such notice, an “Indemnification Claim Notice”), provided that the failure to promptly provide such notice and details shall not relieve the Indemnifying Party of any of its indemnification obligations hereunder, except to the extent that the Indemnifying Party’s defense of the relevant Third Party Claim is prejudiced by such failure. Each Indemnification Claim Notice must contain a description of the claim and the nature and amount of such Loss (to the extent that the nature and amount of such Loss is known at such time). The Indemnified Party will furnish promptly to the Indemnifying Party copies of all papers and official documents received in respect of any Losses and Third-Party Claims.

(d) Defense, Settlement, Cooperation and Expenses.

(i) Control of Defense. At its option, the Indemnifying Party may assume the defense of any Third-Party Claim by giving written notice to the Indemnified Party within thirty (30) days after the Indemnifying Party’s receipt of an Indemnification Claim Notice. Upon assuming the defense of a Third-Party Claim, the Indemnifying Party may appoint as lead counsel in the defense of the Third Party Claim any legal counsel selected by the Indemnifying Party (the Indemnifying Party will consult with the Indemnified Party with respect to such legal counsel and a possible conflict of interest of such counsel retained by the Indemnifying Party). In the event the Indemnifying Party assumes the defense of a Third-Party Claim, the Indemnified Party will immediately deliver to the Indemnifying Party all original notices and documents (including court papers) received by the Indemnified Party in connection with the Third-Party Claim.

(ii) Right to Participate in Defense. Without limiting subsection (i) above, any Indemnified Party will be entitled to participate in, but not control, the defense of such Third Party Claim and to employ counsel of its choice for such purpose; provided, however, that such employment will be at the Indemnified Party’s own cost and expense unless (A) the Indemnifying Party has failed to assume the defense and employ counsel in accordance with subsection (i) above (in which case the Indemnified Party will control the defense) or (B) the interests of the Indemnified Party and the Indemnifying Party with respect to such Third Party Claim are sufficiently adverse to prohibit the representation by the same counsel of both Parties under applicable Law, ethical rules or equitable principles, in which case the Indemnifying Party will assume one hundred percent (100%) of any such reasonable costs and expenses of counsel for the Indemnified Party.

(iii) Settlement. With respect to any Third Party Claims that relate solely to the payment of money damages in connection with a Third Party Claim and that will not (A) result in the Indemnified Party’s becoming subject to injunctive or other relief, (B) include any admission or concession of liability or wrongdoing on the part of the Indemnified Party, or (C) otherwise adversely affect the business or Patents of the Indemnified Party in any manner, and as to which the Indemnifying Party will have acknowledged in writing the obligation to indemnify the Indemnified Party hereunder, the Indemnifying Party will have the sole right to consent to the entry of any judgment, enter into any settlement or otherwise dispose of such Loss, on such terms as the Indemnifying Party, in its sole discretion, will deem appropriate, provided that such settlement or other disposition results in a complete release of all such Third Party Claims. With respect to all other Losses in connection with Third Party Claims, where the Indemnifying Party has assumed the defense of the Third Party Claim in accordance with subsection (i) above, the Indemnifying Party will have authority to consent to the entry of any judgment, enter into any settlement or otherwise dispose of such Loss only if it obtains the prior written consent of the Indemnified Party (which consent will not be unreasonably withheld, conditioned or delayed). Where the Indemnifying Party has assumed the defense of the Third-Party Claim in accordance with subsection (i) above, the Indemnifying Party will not be liable for any settlement or other disposition of a Loss by an Indemnified Party that is reached without the written consent of the Indemnifying Party.

Regardless of whether the Indemnifying Party chooses to defend or prosecute any Third-Party Claim, no Indemnified Party will admit any liability with respect to or settle, compromise or discharge, any Third-Party Claim without the prior written consent of the Indemnifying Party, such consent not to be unreasonably withheld, conditioned or delayed.

(iv) Cooperation. Regardless of whether the Indemnifying Party chooses to defend or prosecute any Third Party Claim, the Indemnified Party will, and will cause each other Indemnified Party to, cooperate in the defense or prosecution thereof and will furnish such records, information and testimony, provide such witnesses and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested in connection therewith at the Indemnifying Party’s expense. Such cooperation will include access during normal business hours afforded to the Indemnifying Party to, and reasonable retention by the Indemnified Party of, records and information that are reasonably relevant to such Third Party Claim, and making indemnified parties and other employees and agents available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder, and the Indemnifying Party will reimburse the Indemnified Party for all its reasonable out-of-pocket costs and expenses in connection therewith.

(v) Costs and Expenses. Except as provided above in this Section 8.6, the costs and expenses, including reasonable attorneys’ fees and expenses, incurred by the Indemnified Party in connection with any claim will be reimbursed on a Calendar Quarter basis by the Indemnifying Party, without prejudice to the Indemnifying Party’s right to contest the Indemnified Party’s right to indemnification and subject to prompt refund in the event the Indemnifying Party is ultimately held not to be obligated to indemnify the Indemnified Party.

8.7 Insurance. Each Party will maintain at its sole cost and expense, an adequate liability insurance or self-insurance program to protect against potential liabilities and risk arising out of activities to be performed under this Agreement and upon such terms (including coverages, deductible limits and self-insured retentions) as are customary in the respective industry of such Party for the activities to be conducted by such Party under this Agreement. The coverage limits set forth herein will not create any limitation on a Party’s liability to the other under this Agreement. Upon the request of a Party, the other Party will provide evidence of the insurance coverage required by this Section 8.7.

9.	TERM AND TERMINATION

9.1 Term. This Agreement will commence as of the Effective Date and, unless sooner terminated in accordance with the terms this Article 9 or by mutual written consent, will expire on the first to occur of (i) GreenLight has reached the Option Limit and (ii) third (3rd) anniversary of the Effective Date; provided, GreenLight will have one (1) option to extend the initial three (3) year term for an additional two (2) year period by providing written notice thereof to Acuitas (the “Term”) at least three (3) months prior to the third (3rd) anniversary of the Effective Date .

9.2 Termination by GreenLight.

(a) Breach. GreenLight will have the right to terminate this Agreement or the Program in full upon delivery of written notice to Acuitas in the event of a material breach by Acuitas of its obligations under this Agreement or the Program, provided that such breach has not been cured within sixty (60) days after written notice thereof is given by GreenLight to Acuitas specifying the nature of the alleged breach. In the event of a termination of the Program for Acuitas’ uncured material breach: (i) the JDC will be disbanded, (ii) Acuitas will receive no further reimbursement for FTE Costs or external expenses, (iii) Acuitas will conduct a technology transfer and provide necessary licenses to GreenLight or its Third Party designee each as reasonably necessary for GreenLight or such Third Party designee to complete the conduct of the Program and (iv) Acuitas will deliver to GreenLight any GreenLight Materials in its possession or control and all deliverables developed through the termination date. For avoidance of doubt, termination of the Program pursuant to this Section 9.2(a) will not terminate GreenLight’s reservation of Reserved Targets or the Options, subject to the payment of the fees associated therewith. Any Option that is in effect as of the effective date of termination pursuant to this Section 9.2(a) will continue in effect until the expiration of the Term, as the Term may be extended by GreenLight.

(b) Discretionary Termination. GreenLight will have the right to terminate this Agreement in full at any time without cause by giving thirty (30) days’ prior written notice to Acuitas. Upon termination by GreenLight pursuant to this subsection, GreenLight will pay to Acuitas all accrued, then-unpaid Target Reservation and Maintenance Fees and any amounts payable to Acuitas for any Works and Services performed pursuant to the Workplan up through the date of such termination and provided however, that if GreenLight terminates the Agreement within the first year after the Effective Date, payment of any outstanding amount of the FTE Costs that would have due under the Workplan for the first year (to the extent that such FTE Costs have been specified in the Workplan).

9.3 Termination by Acuitas. Acuitas will have the right to terminate this Agreement in full upon delivery of written notice to GreenLight in the event of a material breach by GreenLight of this Agreement, provided that such breach has not been cured within sixty (60) days after written notice thereof is given by Acuitas to GreenLight specifying the nature of the alleged breach. GreenLight hereby agrees that Acuitas is entitled to receive payment of any amounts payable to Acuitas for any Works and Services performed pursuant to the Workplan up through the date of such termination. If GreenLight disputes in good faith the existence or materiality of a breach specified in a notice provided in accordance with this Section 9.3, and GreenLight provides Acuitas notice of such dispute within such sixty (60) day cure period, then Acuitas will not have the right to terminate this Agreement under this Section 9.3 unless and until it is finally determined, in accordance with Section 10.1, that GreenLight has materially breached this Agreement and GreenLight has failed to cure such breach within sixty (60) days following such decision. It is understood and agreed that during the pendency of such dispute, all of the terms and conditions of this Agreement shall remain in effect and the Parties shall continue to perform all of their respective obligations (including payment obligations) hereunder. If Acuitas terminates this Agreement pursuant to this Section 9.3, then Acuitas will have the right, but not the obligation, to terminate any then-existing Non-Exclusive License Agreement.

9.4 Termination Upon Bankruptcy. If either Party makes an assignment for the benefit of creditors, appoints or suffers appointment of a receiver or trustee over all or substantially all of its property, files a petition under any bankruptcy or insolvency act in any state or country or has any such petition filed against it which is not discharged within one hundred twenty (120) days of the filing thereof, then the other Party may thereafter terminate this Agreement effective immediately upon written notice to such Party. All rights and licenses granted under or pursuant to this Agreement by Acuitas are, and will otherwise be deemed to be, for purposes of Section 65.11(7) of the Bankruptcy and Insolvency Act, R.S.C. 1985, c. B-3 and Section 32(6) of the Companies’ Creditors Arrangement Act, R.S.C. 1985, c. C-36, and comparable laws in other jurisdictions (the “Insolvency Legislation”), a grant of “right to use intellectual property” as used in the Insolvency Legislation. The Parties agree that GreenLight and its Affiliates, as licensees of such rights under this Agreement, will retain and may fully exercise all of their rights and elections under the Insolvency Legislation subject to the payment of amounts provided for herein. Without limiting GreenLight’s rights under the Insolvency Legislation, if Acuitas becomes insolvent or makes an assignment for the benefit of its creditors or there is filed by or against the Acuitas any bankruptcy, receivership, reorganization or similar proceeding pursuant to or under the Insolvency Legislation or otherwise, GreenLight shall be entitled to a copy of any and all such intellectual property and all embodiments of such intellectual property, and the same, if not in the possession of Acuitas, shall be promptly delivered to it (a) before this Agreement is rejected by or on behalf of Acuitas, within thirty (30) days after GreenLight’s written request, unless Acuitas, or its trustee or receiver, elects within thirty (30) days to continue to perform all of its obligations under this Agreement, or (b) after any rejection of this Agreement by or on behalf of Acuitas, if not previously delivered as provided under clause (a) above. All rights of the Parties under this Section 9.4 are in addition to and not in substitution of any and all other rights, powers, and remedies that each Party may have under this Agreement, the Insolvency Legislation, and any other applicable Laws.

9.5 Effects of Termination.

Upon termination by either Party under Sections 9.2(b), 9.3 or 9.4, (1) Acuitas will terminate all Works and Services in progress in an orderly manner as soon as practical and in accordance with a schedule agreed to by GreenLight, (2) Acuitas will use commercially reasonable efforts to terminate or limit any outstanding commitments and costs associated with the Workplan, (3) Acuitas will deliver to GreenLight any GreenLight Materials in its possession or control and all deliverables developed through termination or expiration, and (4) Acuitas will promptly issue a final invoice to GreenLight and GreenLight will pay Acuitas any monies due and owing Acuitas, up to the time of termination or expiration, for Works and Services actually performed and all authorized expenses actually incurred (as specified in the Workplan).

9.6 Survival. In addition to the termination consequences set forth in Section 9.5, the following provisions will survive termination or expiration of this Agreement, as well as any other provision which by its terms or by the context thereof (including its use in the License Agreement), is intended to survive such termination: Article 1 (to the extent applicable to any other surviving provisions or the License Agreement), Article 6, Article 7 and Article 10 and Section 3.1(f) (with respect to Acuitas’ obligation to complete a technology transfer, as applicable), Section 3.3(a), Section 3.3(b) (with respect to the Parties’ permitted use of Workplan Data), Section 3.3(c)(i) (with respect to the Parties’ obligation to return or destroy Materials after expiration or termination of this Agreement), Section 5.2 (to the extent that GreenLight exercises an Option, as applicable), Section 8.3, Section 8.4, Section 8.6, Section 8.7, Section 9.5 and this

Section 9.6. Termination or expiration of this Agreement will not relieve the Parties of any liability or obligation which accrued hereunder prior to the effective date of such termination or expiration nor preclude either Party from pursuing all rights and remedies it may have hereunder or at Law or in equity with respect to any breach of this Agreement nor prejudice either Party’s right to obtain performance of any obligation. All other rights and obligations will terminate upon expiration of this Agreement.

10. MISCELLANEOUS

10.1 Dispute Resolution.

(a) Disputes. Disputes arising under or in connection with this Agreement will be resolved pursuant to this Section 10.1, including disputes regarding payment of invoices under Sections 3.1(g) and 3.2(c); provided, however, that in the event a dispute cannot be resolved without an adjudication of the rights or obligations of a Third Party (other than any GreenLight Indemnitees or Acuitas Indemnitees identified in Section 8.6), the dispute procedures set forth in Section 10.1(b) will be inapplicable as to such dispute.

(b) Dispute Escalation. In the event of a dispute between the Parties, the Parties will first attempt in good faith to resolve such dispute by negotiation and consultation between themselves or the Workplan Leaders. In the event that such dispute is not resolved on an informal basis within twenty (20) days, any Party may, by written notice to the other, have such dispute referred to each Party’s Chief Executive Officer or his or her designee (who will be a senior executive), who will attempt in good faith to resolve such dispute by negotiation and consultation for a thirty (30) day period following receipt of such written notice.

(c) Dispute Resolution; Venue. In the event the Chief Executive Officers of the Parties are not able to resolve such dispute as set forth above, the Chief Executive Officers will together elect whether to submit the dispute to mediation, litigation or arbitration. In the absence of such an agreement, either Party may elect to initiate litigation according to Section 10.5. The Parties hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the state and federal courts located in the State of Washington for any disputes, including for (1) interim or provisional relief or (2) breaches of Article 6 or Article 7 for which the Parties agree injunctive relief or equitable remedies will be available arising out of or relating to this Agreement, and further agree that service of any process, summons, notice or document by certified mail shall be effective service of process for any action, suit or proceeding brought against the Parties in any such court. The Parties hereby irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement in the state or federal courts located in the State of Washington and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

(d) Equitable Relief. Notwithstanding the dispute resolution procedures set forth in this Section 10.1, in the event of an actual or threatened breach hereunder, the Parties acknowledge and agree that breach of any the terms or conditions of this Agreement may cause irreparable harm and damage to the other, which damage may not be ascertainable in money damages, such that the aggrieved Party may seek equitable relief (including restraining orders, specific performance or other injunctive relief), without first submitting to any dispute resolution procedures hereunder.

(e) Prevailing Party. The prevailing Party in any suit related to this Agreement will be entitled to recover from the losing Party all out-of-pocket fees, costs and expenses (including those of attorneys, professionals and accountants and all those arising from appeals and investigations) incurred by the prevailing Party in connection with such suit.

10.2 Invoices and Payments. All invoices to be delivered to GreenLight hereunder shall be delivered in accordance with Section 10.11 or in such other manner specified by GreenLight from time to time. All amounts specified in, and all payments to be made by GreenLight hereunder will be in, U.S. dollars and will be paid by wire transfer to such bank account as Acuitas may designate at least two (2) business days before such payment is due. GreenLight may withhold from payments due to Acuitas amounts for payment of any withholding tax that is required by Law to he paid to any taxing authority with respect to such payment. GreenLight will provide Acuitas all relevant documents and correspondence, and will also provide to Acuitas any other cooperation or assistance on a reasonable basis as may be necessary to enable Acuitas to claim exemption from such withholding taxes and to receive a refund of such withholding tax or claim a foreign tax credit. Upon the request of Acuitas, GreenLight will give proper evidence from time to time as to the payment of any such tax.

10.3 Relationship of Parties. Nothing in this Agreement is intended or will be deemed to constitute a partnership, agency, employer-employee or joint venture relationship between the Parties. No Party will incur any debts or make any commitments for the other, except to the extent, if at all, specifically provided therein. There are no express or implied Third-Party beneficiaries hereunder.

10.4 Compliance with Law. Each Party will perform or cause to be performed any and all of its obligations or the exercise of any and all of its rights hereunder in good scientific manner and in compliance with all applicable Law, including the U.S. Foreign Corrupt Practices Act and foreign equivalents thereof. Without limiting the foregoing, each Party agrees that it has not, and covenants that it, its Affiliates, and its and its Affiliates’ directors, employees, officers, and anyone acting on its behalf, will not, in connection with the performance of this Agreement, directly or indirectly, make, promise, authorize, ratify or offer to make, or take any action in furtherance of, any payment or transfer of anything of value for the purpose or intent of influencing, inducing or rewarding any act, omission or decision to secure an improper advantage; or improperly assisting it in obtaining or retaining business for it or the other Party, or in any way with the purpose or effect of public or commercial bribery.

10.5 Governing Law. This Agreement will be governed by and construed in accordance with the Laws of the state of New York, United States of America, without respect to its conflict of Laws rules in the event of a dispute in accordance with Section 10.1(c), provided that any dispute relating to the scope, validity, enforceability or infringement of any Patents or Know-How will be governed by, and construed and enforced in accordance with, the substantive Laws of the jurisdiction in which such Patents or Know-How apply.

10.6 Counterparts; Facsimiles. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, and all of which together will be deemed to be one and the same instrument. Facsimile or PDF execution and delivery of this Agreement by either Party will constitute a legal, valid and binding execution and delivery of this Agreement by such Party

10.7 Headings. All headings in this Agreement are for convenience only and will not affect the meaning of any provision hereof.

(a) Waiver of Rule of Construction. Each Party has had the opportunity to consult with counsel in connection with the review, drafting and negotiation of this Agreement. Accordingly, the rule of construction that any ambiguity in this Agreement will be construed against the drafting Party will not apply.

(b) Interpretation. Whenever any provision of this Agreement uses the term “including” (or “includes”), such term will be deemed to mean “including without limitation” (or “includes without limitation”). “Herein,” “hereby,” “hereunder,” “hereof” and other equivalent words refer to this Agreement as an entirety and not solely to the particular portion of this Agreement in which any such word is used. In this Agreement, the word “or” means “and/or”. All definitions set forth herein will be deemed applicable whether the words defined are used herein in the singular or the plural. Unless otherwise provided, all references to Sections and Exhibits in this Agreement are to Sections and Exhibits of this Agreement. References to any Sections include Sections and subsections that are part of the related Section.

10.8 Further Assurances. Each Party shall take all customary and reasonable actions and do all things reasonably necessary or proper, including under applicable law, to make effective and further the intents and purposes of the transactions contemplated by this Agreement, including executing any further instruments reasonably requested by the other Party.

10.9 Binding Effect. This Agreement will inure to the benefit of and be binding upon the Parties, their Affiliates, and their respective lawful successors and assigns.

10.10 Assignment. This Agreement may not be assigned by either Party, nor may either Party delegate its obligations or otherwise transfer licenses or other rights created by this Agreement, except as expressly permitted hereunder, without the prior written consent of the other Party, which consent will not be unreasonably withheld, conditioned or delayed; provided, that either Party may assign this Agreement without such consent to an Affiliate or to its successor in connection with the sale of all or substantially all of its assets or business or that portion of its business pertaining to the subject matter of this Agreement (whether by acquisition, merger, consolidation or otherwise).

10.11 Notices. All notices, requests, demands and other communications required or permitted to be given pursuant to this Agreement will be in writing and will be deemed to have been duly given upon the date of receipt if delivered by hand, email, recognized international overnight courier, or registered or certified mail, return receipt requested, postage prepaid to the following addresses:

if to GreenLight:	GreenLight Biosciences Inc.
Suite 3100
200 Boston Avenue
Medford, MA 02155
Attention: [***]GLB CFO
[***]

With a copy to:	Foley Hoag LLP
155 Seaport Blvd.
Boston, MA 02210
Attention: [***]
[***]

If to Acuitas:	Acuitas Therapeutics Inc.
6190 Agronomy Road, Suite 405
Vancouver, B.C.
Canada V6T 1Z3
Attention: President and CEO
[***]

With a copy to:	McCarthy Tetrault LLP
Suite 2400 745 Thurlow Street
Vancouver, B.C.
Canada V6E 0C5
Attention: [***]
[***]

Either Party may change its designated address by notice to the other Party in the manner provided in this Section 10.11.

10.12 Amendment and Waiver. This Agreement may be amended, supplemented, or otherwise modified only by means of a written instrument signed by both Parties; provided that any unilateral undertaking or waiver made by one Party in favor of the other will be enforceable if undertaken in a writing duly executed by the Party to be charged with the undertaking or waiver. Any waiver of any rights or failure to act in a specific instance will relate only to such instance and will not be construed as an agreement to waive any rights or fail to act in any other instance, whether or not similar.

10.13 Severability. In the event that any provision of this Agreement will, for any reason, be held to be invalid or unenforceable in any respect, such invalidity or unenforceability will not affect any other provision hereof, and the Parties will negotiate in good faith to modify the Agreement to preserve (to the extent possible) their original intent.

10.14 Entire Agreement. This Agreement together with any Non-Exclusive License Agreements (including all appendices and exhibits hereto and thereto) entered into during the Term are the sole agreements with respect to their subject matter and supersede all other agreements and understandings between the Parties with respect to same, including that certain Confidentiality Agreement between the Parties dated December 17, 2019 and the TEA, all rights and obligations under which are now subject to this Agreement.

10.15 Force Majeure. Neither Acuitas nor GreenLight will be liable for failure of or delay in performing obligations set forth in this Agreement (other than any obligation to pay monies when due), and neither will be deemed in breach of such obligations, if such failure or delay is due to natural disasters or any unexpected causes reasonably beyond the control of Acuitas or GreenLight that are unforeseeable; provided that the Party affected will promptly notify the other of the force majeure condition and will exert reasonable efforts to eliminate, cure or overcome any such causes and to resume performance of its obligations as soon as possible. In the event it is not possible to resume performance within six (6) months, such failure or delay will be considered a material breach and subject to Sections 9.2 and 9.3.

[Signature page to follow]

IN WITNESS WHEREOF, the Parties have caused this Development and Option Agreement to be executed by their respective duly authorized officers as of the Effective Date.

ACUITAS THERAPEUTICS, INC.

By:

(Signature)

Name:

Title:

GREENLIGHT BIOSCIENCES, INC.

By:

(Signature)

Name:

Title:

Exhibit 1.1

Patents in the Acuitas Background Technology

Seed No.	Country	CaseType	Title	Status	Application No. Patent No.	Filing Date	Ownership
100177.402P1	US	PRO	NOVEL LIPIDS AND LIPID NANOPARTICLE FORMULATIONS FOR DELIVERY OF NUCLEIC ACIDS	NP-Filed	62/016839	06/25/2014	Acuitas

100177.402WO	WO	ORD	NOVEL LIPIDS AND LIPID NANOPARTICLE FORMULATIONS FOR DELIVERY OF NUCLEIC ACIDS	Converted	US2015/034496	06/05/2015	Acuitas

100177.402	US	ORD	NOVEL LIPIDS AND LIPID NANOPARTICLE FORMULATIONS FOR DELIVERY OF NUCLEIC ACIDS	Granted	14/732218 9,738,593	06/05/2015	Acuitas

100177.402C1	US	CON	NOVEL LIPIDS AND LIPID NANOPARTICLE FORMULATIONS FOR DELIVERY OF NUCLEIC ACIDS	Granted	15/624548 10,106,490	06/15/2017	Acuitas

100177.402C2	US	CON	NOVEL LIPIDS AND LIPID NANOPARTICLE FORMULATIONS FOR DELIVERY OF NUCLEIC ACIDS	Granted	16/132,287 10,723,692	09/14/2018	Acuitas

EXECUTION COPY

Seed No.	Country	Case Type	Title	Status	Application No. Patent No.	Filing Date	Ownership
100177.402C3	US	CON	[***]	Pending	16/906,985	06/19/2020	Acuitas

100177.402D1	US	DIV	NOVEL LIPIDS AND LIPID NANOPARTICLE FORMULATIONS FOR DELIVERY OF NUCLEIC ACIDS	Granted	15/432771 9,737,619	02/14/2017	Acuitas

100177.402AU	AU	PCT	NOVEL LIPIDS AND LIPID NANOPARTICLE FORMULATIONS FOR DELIVERY OF NUCLEIC ACIDS	Granted	2015280499 2015280499	06/05/2015	Acuitas

100177.402AU1	AU	DIV	[***]	Pending	2020204111	06/05/2015	Acuitas

100177.402CA	CA	PCT	NOVEL LIPIDS AND LIPID NANOPARTICLE FORMULATIONS FOR DELIVERY OF NUCLEIC ACIDS	Published	2953341	06/05/2015	Acuitas

100177.402CN	CN	PCT	NOVEL LIPIDS AND LIPID NANOPARTICLE FORMULATIONS FOR DELIVERY OF NUCLEIC ACIDS	Granted	201580045176.1 ZL201580045176.1	06/05/2015	Acuitas

EXECUTION COPY

Seed No.	Country	Case Type	Title	Status	Application No. Patent No.	Filing Date	Ownership
100177.402CN1	CN	DIV	NOVEL LIPIDS AND LIPID NANOPARTICLE FORMULATIONS FOR DELIVERY OF NUCLEIC ACIDS	Published	202010373083.4	06/05/2015	Acuitas

100177.402EP	EP	PCT	NOVEL LIPIDS AND LIPID NANOPARTICLE FORMULATIONS FOR DELIVERY OF NUCLEIC ACIDS	Allowed	15730023.7	06/05/2015	Acuitas

100177.402HK	HK	REP	NOVEL LIPIDS AND LIPID NANOPARTICLE FORMULATIONS FOR DELIVERY OF NUCLEIC ACIDS	Published	1711090.7	06/05/2015	Acuitas

100177.402IL1	IL	DIV	[***]	Pending	260772	06/05/2015	Acuitas

100177.402JP	JP	PCT	NOVEL LIPIDS AND LIPID NANOPARTICLE FORMULATIONS FOR DELIVERY OF NUCLEIC ACIDS	Granted	2017-521056 6594421	06/05/2015	Acuitas

100177.402JP1	JP	PCT	NOVEL LIPIDS AND LIPID NANOPARTICLE FORMULATIONS FOR DELIVERY OF NUCLEIC ACIDS	Published	2019-172551	06/05/2015	Acuitas

EXECUTION COPY

Seed No.	Country	CaseType	Title	Status	Application No. Patent No.	Filing Date	Ownership
100177.403P1	US	PRO	NOVEL LIPIDS AND LIPID NANOPARTICLE FORMULATIONS FOR DELIVERY OF NUCLEIC ACIDS	NP-Filed	62/186210	06/29/2015	Acuitas

100177.403WO	WO	ORD	LIPIDS AND LIPID NANOPARTICLE FORMULATIONS FOR DELIVERY OF NUCLEIC ACIDS	Converted	US2016/039999	06/29/2016	Acuitas

100177.403	US	ORD	LIPIDS AND LIPID NANOPARTICLE FORMULATIONS FOR DELIVERY OF NUCLEIC ACIDS	Granted	15/196582 10,221,127	06/29/2016	Acuitas

100177.403C1	US	ORD	LIPIDS AND LIPID NANOPARTICLE FORMULATIONS FOR DELIVERY OF NUCLEIC ACIDS	Published	16/265234	02/01/2019	Acuitas

100177.403AU	AU	PCT	[***]	Pending	2016285852	06/29/2016	Acuitas

100177.403CA	CA	PCT	LIPIDS AND LIPID NANOPARTICLE FORMULATIONS FOR DELIVERY OF NUCLEIC ACIDS	Published	2990202	06/29/2016	Acuitas

EXECUTION COPY

Seed No.	Country	Case Type	Title	Status	Application No. Patent No.	Filing Date	Ownership

100177.403CN	CN	PCT	LIPIDS AND LIPID NANOPARTICLE FORMULATIONS FOR DELIVERY OF NUCLEIC ACIDS	Published	20160038482.7	06/29/2016	Acuitas

100177.403EP	EP	PCT	LIPIDS AND LIPID NANOPARTICLE FORMULATIONS FOR DELIVERY OF NUCLEIC ACIDS	Published	16738338.9	06/29/2016	Acuitas

100177.403HK	HK	PCT	LIPIDS AND LIPID NANOPARTICLE FORMULATIONS FOR DELIVERY OF NUCLEIC ACIDS	Published	18107778.3	06/29/2016	Acuitas

100177.403IL	IL	PCT	[***]	Pending	256266	06/29/2016	Acuitas

100177.403JP	JP	PCT	LIPIDS AND LIPID NANOPARTICLE FORMULATIONS FOR DELIVERY OF NUCLEIC ACIDS	Published	2017-567367	06/29/2016	Acuitas

100177.404P1	US	PRO	NOVEL LIPIDS AND LIPID NANOPARTICLE FORMULATIONS FOR DELIVERY OF NUCLEIC ACIDS	NP-Filed	62/247616	10/28/2015	Acuitas

EXECUTION COPY

Seed No.	Country	Case Type	Title	Status	Application No. Patent No.	Filing Date	Ownership

100177.404P2	US	PRO	NOVEL LIPIDS AND LIPID NANOPARTICLE FORMULATIONS FOR DELIVERY OF NUCLEIC ACIDS	NP-Filed	62/328244	04/27/2016	Acuitas

100177.404WO	WO	ORD	NOVEL LIPIDS AND LIPID NANOPARTICLE FORMULATIONS FOR DELIVERY OF NUCLEIC ACIDS	Converted	US2016/059575	10/28/2016	Acuitas

100177.404	US	ORD	NOVEL LIPIDS AND LIPID NANOPARTICLE FORMULATIONS FOR DELIVERY OF NUCLEIC ACIDS	Granted	15/337434 10,166,298	10/28/2016	Acuitas

100177.404C1	US	ORD	NOVEL LIPIDS AND LIPID NANOPARTICLE FORMULATIONS FOR DELIVERY OF NUCLEIC ACIDS	Published	16/184782	11/8/2018	Acuitas

100177.404AU	AU	PCT	[***]	Pending	2016343803	10/28/2016	Acuitas

100177.404CA	CA	PCT	NOVEL LIPIDS AND LIPID NANOPARTICLE FORMULATIONS FOR DELIVERY OF NUCLEIC ACIDS	Published	3003055	10/28/2016	Acuitas

EXECUTION COPY

Seed No.	Country	Case Type	Title	Status	Application No. Patent No.	Filing Date	Ownership

100177.404CN	CN	PCT	NOVEL LIPIDS AND LIPID NANOPARTICLE FORMULATIONS FOR DELIVERY OF NUCLEIC ACIDS	Published	201680063235.2	10/28/2016	Acuitas

100177.404EP	EP	PCT	NOVEL LIPIDS AND LIPID NANOPARTICLE FORMULATIONS FOR DELIVERY OF NUCLEIC ACIDS	Published	16794175.6	10/28/2016	Acuitas

100177.404HK	HK	PCT	NOVEL LIPIDS AND LIPID NANOPARTICLE FORMULATIONS FOR DELIVERY OF NUCLEIC ACIDS	Published	19119828.2	10/28/2016	Acuitas

100177.404IL	IL	PCT	[***]	Pending	258501	10/28/2016	Acuitas

100177.404JP	JP	PCT	NOVEL LIPIDS AND LIPID NANOPARTICLE FORMULATIONS FOR DELIVERY OF NUCLEIC ACIDS	Published	2018-521205	10/28/2016	Acuitas

100177.406P1	US	PRO	NOVEL LIPIDS AND LIPID NANOPARTICLE FORMULATIONS FOR DELIVERY OF NUCLEIC ACIDS	NP-Filed	62/273018	12/30/2015	Acuitas

EXECUTION COPY

Seed No.	Country	Case Type	Title	Status	Application No. Patent No.	Filing Date	Ownership

100177.406P2	US	PRO	NOVEL LIPIDS AND LIPID NANOPARTICLE FORMULATIONS FOR DELIVERY OF NUCLEIC ACIDS	NP-Filed	62/302348	03/02/2016	Acuitas

100177.406WO	WO	ORD	LIPIDS AND LIPID NANOPARTICLE FORMULATIONS FOR DELIVERY OF NUCLEIC ACIDS	Converted	US2016/069491	12/30/2016	Acuitas

100177.406USPC	US	PCT	NOVEL LIPIDS AND LIPID NANOPARTICLE FORMULATIONS FOR DELIVERY OF NUCLEIC ACIDS	Published	16/067538	12/30/2016	Acuitas

100177.406EP	EP	PCT	LIPIDS AND LIPID NANOPARTICLE FORMULATIONS FOR DELIVERY OF NUCLEIC ACIDS	Published	16829386.8	12/30/2016	Acuitas

100177.406HK	HK	PCT	LIPIDS AND LIPID NANOPARTICLE FORMULATIONS FOR DELIVERY OF NUCLEIC ACIDS	Published	191123176.0	12/30/2016	Acuitas

100177.407P1	US	PRO	NUCLEOSIDE- MODIFIED RNA FOR INDUCING AN ADAPTIVE IMMUNE RESPONSE	NP-Filed	62/153143	04/27/2015	Acuitas/UPenn

EXECUTION COPY

Seed No.	Country	Case Type	Title	Status	Application No. Patent No.	Filing Date	Ownership

100177.407WO	WO	ORD	NUCLEOSIDE- MODIFIED RNA FOR INDUCING AN ADAPTIVE IMMUNE RESPONSE	Converted	US2016/029572	04/27/2016	Acuitas/UPenn

100177.407USPC	US	PCT	NUCLEOSIDE- MODIFIED RNA FOR INDUCING AN ADAPTIVE IMMUNE RESPONSE	Published	15/569546	04/27/2016	Acuitas/UPenn

100177.407AU	AU	PCT	NUCLEOSIDE- MODIFIED RNA FOR INDUCING AN ADAPTIVE IMMUNE RESPONSE	Granted	2016253972 2016253972	04/27/2016	Acuitas/UPenn

100177.407AU1	AU	DIV	[***]	Pending	2020202322	04/27/2016	Acuitas/UPenn

100177.407CA	CA	PCT	NUCLEOSIDE- MODIFIED RNA FOR INDUCING AN ADAPTIVE IMMUNE RESPONSE	Published	2,984,125	04/27/2016	Acuitas/UPenn

100177.407EP	EP	PCT	NUCLEOSIDE- MODIFIED RNA FOR INDUCING AN ADAPTIVE IMMUNE RESPONSE	Published	16787068.2	04/27/2016	Acuitas/UPenn

EXECUTION COPY

Seed No.	Country	Case Type	Title	Status	Application No. Patent No.	Filing Date	Ownership
100177.407JP	JP	PCT	NUCLEOSIDE- MODIFIED RNA FOR INDUCING AN ADAPTIVE IMMUNE RESPONSE	Published	2017-556248	04/27/2016	Acuitas/UPenn

100177.408P1	US	PRO	LIPIDS FOR DELIVERY OF ACTIVE AGENTS	NP-Filed	62/485278	04/13/2017	Acuitas

100177.408WO	WO	ORD	LIPIDS FOR DELIVERY OF ACTIVE AGENTS	Converted	US2018/027556	04/13/2018	Acuitas

100177.408USPC	US	PCT	LIPIDS FOR DELIVERY OF ACTIVE AGENTS	Published	16/604429	04/13/2018	Acuitas

100177.409P1	US	PRO	LIPID NANOPARTICLE FORMULATIONS	NP-Filed	62/413319	10/26/2016	Acuitas

100177.409WO	WO	ORD	LIPID NANOPARTICLE FORMULATIONS	Converted	US2017/058619	10/26/2017	Acuitas

100177.409USPC	US	PCT	LIPID NANOPARTICLE FORMULATIONS	Published	16/345592	04/26/2019	Acuitas

100177.409EP	EP	PCT	LIPID NANOPARTICLE FORMULATIONS	Published	17800986.6	10/26/2017	Acuitas

100177.409HK	HK	REP	LIPID NANOPARTICLE FORMULATIONS	Published	62020003546.2	10/26/2017	Acuitas

100177.410P1	US	PRO	NUCLEOSIDE- MODIFIED RNA FOR INDUCING AN ADAPTIVE IMMUNE RESPONSE	NP-filed	62/413837	10/27/2016	Acuitas/UPenn

100177.410WO	WO	ORD	NUCLEOSIDE- MODIFIED RNA FOR INDUCING AN ADAPTIVE IMMUNE RESPONSE	Converted	US2017/058870	10/27/2017	Acuitas/UPenn

EXECUTION COPY

Seed No.	Country	Case Type	Title	Status	Application No. Patent No.	Filing Date	Ownership
100177.410USPC	US	PCT	NUCLEOSIDE- MODIFIED RNA FOR INDUCING AN ADAPTIVE IMMUNE RESPONSE	Published	16/345472	04/26/2019	Acuitas/UPenn

100177.410EP	EP	PCT	NUCLEOSIDE- MODIFIED RNA FOR INDUCING AN ADAPTIVE IMMUNE RESPONSE	Published	17808636.9	10/27/2017	Acuitas/UPenn

100177.411P1	US	PRO	DELIVERY OF TARGET SPECIFIC NUCLEASES	NP-filed	62/432042	12/09/2016	Acuitas/Sangamo

100177.411P2	US	PRO	DELIVERY OF TARGET SPECIFIC NUCLEASES	NP-filed	62/458373	05/09/2017	Acuitas/Sangamo

100177.411P3	US	PRO	DELIVERY OF TARGET SPECIFIC NUCLEASES	NP-filed	62/503470	02/13/2017	Acuitas/Sangamo

100177.411P4	US	PRO	DELIVERY OF TARGET SPECIFIC NUCLEASES	NP-filed	62/559186	09/15/2017	Acuitas/Sangamo

100177.411WO	WO	ORD	DELIVERY OF TARGET SPECIFIC NUCLEASES	Converted	US2017/065303	12/08/2017	Acuitas/Sangamo

100177.411	US	ORD	DELIVERY OF TARGET SPECIFIC NUCLEASES	Published	15/835957	12/08/2017	Acuitas/Sangamo

100177.411AU	AU	PCT	[***]	Pending	2017374042	12/08/2017	Acuitas/Sangamo

EXECUTION COPY

Seed No.	Country	Case Type	Title	Status	Application No. Patent No.	Filing Date	Ownership
100177.411CA	CA	PCT	DELIVERY OF TARGET SPECIFIC NUCLEASES	Published	3045122	12/08/2017	Acuitas/Sangamo

100177.411EP	EP	PCT	DELIVERY OF TARGET SPECIFIC NUCLEASES	Published	17879571.2	12/08/2017	Acuitas/Sangamo

100177.411HK	HK	REP	[***]	Pending	6202000570.9	12/08/2017	Acuitas/Sangamo

100177.411JP	JP	PCT	DELIVERY OF TARGET SPECIFIC NUCLEASES	Published	2019-530472	12/08/2017	Acuitas/Sangamo

100177.413P1	US	PRO	LIPID NANOPARTICLES COMPRISING ANIONIC LIPIDS	NP-Filed	62/485836	04/14/2017	Acuitas

100177.414P1	US	PRO	LIPID NANOPARTICLES COMPRISING TWO DIFFERENT CATIONIC LIPIDS	NP-Filed	62/485833	04/14/2017	Acuitas

100177.415P1	US	PRO	NOVEL CARBONYL LIPIDS AND LIPID NANOPARTICLE FORMULATIONS FOR DELIVERY OF NUCLEIC ACIDS	NP-Filed	62/491,664	04/28/2017	Acuitas

EXECUTION COPY

Seed No.	Country	Case Type	Title	Status	Application No. Patent No.	Filing Date	Ownership

100177.415P2	US	PRO	NOVEL CARBONYL LIPIDS AND LIPID NANOPARTICLE FORMULATIONS FOR DELIVERY OF NUCLEIC ACIDS	NP-Filed	62/546227	08/16/2017	Acuitas

100177.415P3	US	PRO	NOVEL CARBONYL LIPIDS AND LIPID NANOPARTICLE FORMULATIONS FOR DELIVERY OF NUCLEIC ACIDS	NP-Filed	62/595497	12/06/2017	Acuitas

100177.415WO	WO	ORD	NOVEL CARBONYL LIPIDS AND LIPID NANOPARTICLE FORMULATIONS FOR DELIVERY OF NUCLEIC ACIDS	Converted	US2018/029778	04/27/2018	Acuitas

100177.415USPC	US	PCT	[***]	Pending	16/608610	04/27/2018	Acuitas

100177.415AU	AU	PCT	[***]	Pending	2018256877	04/27/2018	Acuitas

EXECUTION COPY

Seed No.	Country	Case Type	Title	Status	Application No. Patent No.	Filing Date	Ownership

100177.415CA	CA	PCT	NOVEL CARBONYL LIPIDS AND LIPID NANOPARTICLE FORMULATIONS FOR DELIVERY OF NUCLEIC ACIDS	Published	3061612	04/27/2018	Acuitas

100177.415CN	CN	PCT	NOVEL CARBONYL LIPIDS AND LIPID NANOPARTICLE FORMULATIONS FOR DELIVERY OF NUCLEIC ACIDS	Published	201880042641.X	04/27/2018	Acuitas

100177.415EP	EP	PCT	NOVEL CARBONYL LIPIDS AND LIPID NANOPARTICLE FORMULATIONS FOR DELIVERY OF NUCLEIC ACIDS	Published	18724704.4	04/27/2018	Acuitas

100177.415IL	IL	PCT	[***]	Pending	270187	04/27/2018	Acuitas

100177.415JP	JP	PCT	NOVEL CARBONYL LIPIDS AND LIPID NANOPARTICLE FORMULATIONS FOR DELIVERY OF NUCLEIC ACIDS	Published	2019-558357	04/27/2018	Acuitas

EXECUTION COPY

Seed No.	Country	Case Type	Title	Status	Application No. Patent No.	Filing Date	Ownership

100177.416P1	US	PRO	NOVEL AMIDE LIPIDS AND LIPID NANOPARTICLE FORMULATIONS FOR DELIVERY OF NUCLEIC ACIDS	NP-Filed	62/491659	04/28/2017	Acuitas

100177.41702WO	WO	ORD	LIPID NANOPARTICLE MRNA VACCINES	Converted	EP2017/077517	10/26/2017	Acuitas/CureVac

100177.41702USPC	US	PCT	LIPID NANOPARTICLE MRNA VACCINES	Published	16/345,299	10/26/2017	Acuitas/CureVac

100177.41702AU	AU	PCT	[***]	Pending	2017350488	10/26/2017	Acuitas/CureVac

100177.41702BR	BR	PCT	[***]	Pending	BR 11 2019 008481 9	10/26/2017	Acuitas/CureVac

100177.41702CA	CA	PCT	[***]	Pending	20173040337	10/26/2017	Acuitas/CureVac

100177.41702CN	CN	PCT	LIPID NANOPARTICLE MRNA VACCINES	Published	201780067231.6	10/26/2017	Acuitas/CureVac

100177.41702EA	EA	PCT	LIPID NANOPARTICLE MRNA VACCINES	Published	201990670	10/26/2017	Acuitas/CureVac

100177.41702EP	EP	PCT	LIPID NANOPARTICLE MRNA VACCINES	Published	17798129.7	10/26/2017	Acuitas/CureVac

100177.41702HK	HK	PCT	LIPID NANOPARTICLE MRNA VACCINES	Published	17798129.7	10/26/2017	Acuitas/CureVac

100177.41702IL	IL	REP	[***]	Pending	62020003678.3	10/26/2017	Acuitas/CureVac

100177.41702IN	IN	PCT	LIPID NANOPARTICLE MRNA VACCINES	Published	201947020132	10/26/2017	Acuitas/CureVac

100177.41702JP	JP	PCT	[***]	Pending	2019-545844	10/26/2017	Acuitas/CureVac

EXECUTION COPY

Seed No.	Country	Case Type	Title	Status	Application No. Patent No.	Filing Date	Ownership

100177.41702KR	KR	PCT	[***]	Pending	10-2019-7014650	10/26/2017	Acuitas/CureVac

100177.41702MX	MX	PCT	[***]	Pending	MX/a/2019/004913	10/26/2017	Acuitas/CureVac

100177.41702SG	SG	PCT	[***]	Pending	11201903460Q	10/26/2017	Acuitas/CureVac

100177.418P1	US	PRO	LIPIDS FOR USE IN LIPID NANOPARTICLE FORMULATIONS	NP-Filed	62/546887	08/17/2017	Acuitas

100177.418WO	WO	ORD	LIPIDS FOR USE IN LIPID NANOPARTICLE FORMULATIONS	Converted	US2018/000284	08/17/2018	Acuitas

100177.418USPC	US	PCT	LIPIDS FOR USE IN LIPID NANOPARTICLE FORMULATIONS	Published	16/638726	08/17/2018	Acuitas

100177.418CA	CA	PCT	LIPIDS FOR USE IN LIPID NANOPARTICLE FORMULATIONS	Published	3073018	08/17/2018	Acuitas

100177.418EP	EP	PCT	LIPIDS FOR USE IN LIPID NANOPARTICLE FORMULATIONS	Published	18780258.2	08/17/2018	Acuitas

100177.418JP	JP	PCT	[***]	Pending	2020-508383	08/17/2018	Acuitas

100177.419P1	US	PRO	LIPIDS FOR USE IN LIPID NANOPARTICLE FORMULATIONS	NP-Filed	62/546901	08/17/2017	Acuitas

100177.419WO	WO	ORD	LIPIDS FOR USE IN LIPID NANOPARTICLE FORMULATIONS	Converted	US2018/000315	08/17/2018	Acuitas

EXECUTION COPY

Seed No.	Country	Case Type	Title	Status	Application No. Patent No.	Filing Date	Ownership

100177.419USPC	US	PCT	[***]	Pending	16/638728	08/17/2018	Acuitas

100177.421P1	US	PRO	LIPIDS FOR USE IN LIPID NANOPARTICLE FORMULATIONS	NP-Filed	62/547043	08/17/2017	Acuitas

100177.421WO	WO	ORD	LIPIDS FOR USE IN LIPID NANOPARTICLE FORMULATIONS	Converted	US2018/000317	08/17/2018	Acuitas

100177.421USPC	US	PCT	[***]	Pending	16/638731	08/17/2018	Acuitas

100177.422P1	US	PRO	LIPIDS FOR USE IN LIPID NANOPARTICLE FORMULATIONS	NP-Filed	62/546346	08/16/2017	Acuitas

100177.422WO	WO	ORD	LIPIDS FOR USE IN LIPID NANOPARTICLE FORMULATIONS	Converted	US2018/000293	08/16/2018	Acuitas

100177.422USPC	US	PCT	[***]	Pending	16/638733	08/16/2018	Acuitas

100177.422CA	CA	PCT	LIPIDS FOR USE IN LIPID NANOPARTICLE FORMULATIONS	Published	3073020	08/16/2018	Acuitas

100177.422EP	EP	PCT	LIPIDS FOR USE IN LIPID NANOPARTICLE FORMULATIONS	Published	18782814.0	08/16/2018	Acuitas

100177.422JP	JP	PCT	[***]	Pending	2020-508372	08/16/2018	Acuitaas

EXECUTION COPY

Seed No.	Country	Case Type	Title	Status	Application No. Patent No.	Filing Date	Ownership

100177.425P1	US	PRO	SYSTEMS AND METHODS FOR MANUFACTURING LIPID NANOPARTICLES AND LIPOSOMES	NP-Filed	62/734,837	09/21/2018	Acuitas

100177.425WO	WO	ORD	SYSTEMS AND METHODS FOR MANUFACTURING LIPID NANOPARTICLES AND LIPOSOMES	Published	PCT/US2019/052105	09/20/2019	Acuitas

100177.426P1	US	PRO	LIPIDS FOR LIPID NANOPARTICLE DELIVERY OF ACTIVE AGENTS	NP-Filed	62/747,557	10/18/2018	Acuitas

100177.426WO	WO	ORD	LIPIDS FOR LIPID NANOPARTICLE DELIVERY OF ACTIVE AGENTS	Published	US2019/056944	10/18/2019	Acuitas

100177.427P1	US	PRO	LIPIDS FOR LIPID NANOPARTICLE DELIVERY OF ACTIVE AGENTS	NP-Filed	62/747,521	10/18/2018	Acuitas

100177.429P1	US	PRO	LIPIDS FOR LIPID NANOPARTICLE DELIVERY OF ACTIVE AGENTS	NP-filed	62/791566	01/11/2019	Acuitas

100177.429P2	US	PRO	LIPIDS FOR LIPID NANOPARTICLE DELIVERY OF ACTIVE AGENTS	NP-filed	62/890469	08/22/2019	Acuitas

EXECUTION COPY

Seed No.	Country	Case Type	Title	Status	Application No. Patent No.	Filing Date	Ownership

100177.429WO	WO	ORD	LIPIDS FOR LIPID NANOPARTICLE DELIVERY OF ACTIVE AGENTS	Published	PCT/US2020/013196	01/10/2020	Acuitas

100177.429	US	ORD	[***]	Pending	16/740253	01/10/2020	Acuitas

100177.430P1	US	PRO	IMPROVED LIPID NANOPARTICLES FOR DELIVERY OF NUCLEIC ACIDS	NP-filed	62/886894	08/14/2019	Acuitas

100177.430WO	PCT	ORD	[***]	Pending	US2002/046407	08/14/2020	Acuitas

100177.432P1	US	PRO	[***]	Pending	63/052815	07/16/2020	Acuitas

NP-filed = Non-provisional filed

EXECUTION COPY

Exhibit 4.2(c)

[***]

[***]

[***]

Exhibit 1.64

Form of Non-Exclusive License Agreement